Exhibit 99.1
SECOND QUARTER 2011
FINANCIAL SUPPLEMENT
If you need further information, please contact:
Aarti Bowman, Investor Relations
901-523-4017
aagoorha@firsthorizon.com

Other Information
This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (FHN) most recent press release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.
Use of Non-GAAP Measures
Certain ratios are included in this financial supplement that are non-GAAP, meaning they are not presented in accordance with generally accepted accounting principles (GAAP) in the U.S. FHN’s management believes such ratios are relevant to understanding the capital position and results of the Company. The non-GAAP ratios presented in this Financial Supplement are tangible common equity to tangible assets, tangible book value per common share, tier 1 common to risk weighted assets, adjusted tangible common equity to risk weighted assets, and net interest margin adjusted for FTE. These ratios are reported to FHN’s management and Board of Directors through various internal reports. Additionally, disclosure of non-GAAP capital ratios provides a meaningful base for comparability to other financial institutions as the capital ratios have become an important measure of the capital strength of banks as demonstrated by the inclusion in the stress tests administered by the United States Treasury Department under the Capital Assistance Program. Non-GAAP measures are not formally defined by GAAP or codified in the federal banking regulations, and other entities may use calculation methods that differ from those used by FHN. Tier 1 capital is a regulatory term and is generally defined as the sum of core capital (including common equity and instruments that can not be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations. Also a regulatory term, risk weighted assets includes total assets adjusted for credit risk and is used to determine capital ratios. Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 28 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

Regional Banking
-Traditional lending and deposit taking, investments, financial planning, trust services, asset management, cash management, and health savings accounts
-Correspondent banking which provides credit, depository, and other banking related services to other financial institutions
-First lien mortgage originations through regional banking channels
Capital Markets
-Fixed income sales, trading, and strategies for institutional clients in U.S. and abroad
-Other capital markets products such as portfolio advisory, derivatives, and loan trading
Corporate
-Executive management, enterprise-wide risk management, corporate finance, corporate communications, low income housing activities, legal functions and funding for the corporation including any impact from balance sheet positioning
-Various charges related to restructuring, repositioning, and efficiency initiatives
Non-Strategic
-Wind-down businesses that include:
-National commercial and consumer lending loan portfolios
-Trust preferred loan portfolio
-Legacy mortgage servicing
-Exited businesses (such as First Horizon Insurance, Inc. (“FHI”) and Highland Capital Management Corporation (“Highland Capital”) and associated restructuring, repositioning, and efficiency charges

PERFORMANCE HIGHLIGHTS

Summary of Second Quarter 2011 Significant Items
(Millions)

Segment	Item	Income Statement	Amount	Comments

Corporate	Restructuring, Repositioning, and Efficiency Initiatives	Noninterest expense: Other	$9.0 million	Pre-tax charge associated with technology-related services contract termination.

Corporate	Restructuring, Repositioning, and Efficiency Initiatives	Employee compensation, incentives, and benefits	$7.5 million	Pre-tax severance-related costs primarily associated with efficiency initiatives within corporate and bank service functions.

Non-Strategic	Divestitures	Discontinued operations, net of tax	$4.2 million	Approximate after-tax gain on sale of FHI and Highland Capital.
(Second Quarter 2011 vs. First Quarter 2011)

Regional Banking
- Net interest margin was relatively flat at 5.24%, net interest income (“NII”) increased slightly to $137.1 million in second quarter
- Slight increase in NII primarily driven by day variance compared to first quarter
- Provision credit was $13.7 million in second quarter compared to $12.4 million in the first quarter
- Decline in provision primarily driven by improved performance of the Income CRE and C&I loan portfolios
- Period-end loans increased $345.8 million primarily driven by corporate lending and loans to mortgage companies
- Noninterest income increased slightly to $68.9 million from $67.4 million in prior quarter
- Deposit fee income increased slightly due to seasonality of NSF fee structure
- Mortgage banking income declined due to soft demand
- Noninterest expense declined $4.2 million to $146.9 million in second quarter
- Decline driven by lower personnel costs, provision for unfunded commitments, and foreclosure-related losses
Capital Markets
- Fixed income revenues decreased to $71.2 million in second quarter from $83.2 million in first quarter
- Fixed income average daily revenue (ADR) was $1.1 million in second quarter, down from $1.3 million in prior quarter
- ADR within range of normalized levels in second quarter
- Noninterest expense decreased to $66.7 million in second quarter from $73.6 million in the prior quarter
- Variable compensation costs decreased due to lower production levels
Corporate
- Noninterest income (including securities gains) decreased to $9.0 million from $12.9 million in prior quarter
- Second quarter includes $3.4 million of interest related to a tax refund; prior quarter included $5.8 million gain on redemption of debt (TRUPs - 8.07%)
- Noninterest expense increased to $36.3 million in second quarter from $20.7 million in prior quarter
- Corporate restructuring charges were $16.6 million in second quarter compared to $3.1 million in prior quarter
- Second quarter includes $9.0 million charge to terminate a technology-related services contract
- Severance and other employee-related restructuring costs increased $5.3 million to $7.5 million in second quarter
- Prior quarter included $3.3 million reversal of the Visa contingent liability

PERFORMANCE HIGHLIGHTS (continued)

(Second Quarter 2011 vs. First Quarter 2011)

Non-Strategic
- Net interest income decreased $2.2 million to $29.8 million in second quarter due to contracting loan portfolios
- Provision expense increased to $14.7 million from $13.4 million
- Noninterest income increased to $33.0 million in second quarter from $27.2 million in prior quarter due to a rise in mortgage banking income
- Positive net hedging results increased to $15.4 million from $12.5 million in the prior quarter
- Noninterest expense decreased to $59.3 million in second quarter from $69.8 million in prior quarter
- Provisioning for repurchase and foreclosure losses was $24.6 million in second quarter compared to $37.2 million in prior quarter
- New requests/PMI cancellation notices were $182.2 million in second quarter, a decline of $38.7 million from prior quarter
- Ending pipeline declined to $450.8 million from $529.3 million in prior quarter
- Cumulative rescission rates averaging between 45% and 55% with average loss severities ranging between 50% and 60%
- Discontinued operations, net of tax includes operating results from FHI
- Closing of FHI and Highland Capital divestitures resulted in after-tax gain of approximately $4.2 million in second quarter
- In first quarter, the agreement to sell FHI triggered a $10.1 million goodwill impairment, offset by $11.1 million favorable tax benefits
Asset Quality
- Allowance as a percentage of loans ratio decreased to 326 basis points from 369 basis points in prior quarter
- Reflects $65.0 million net allowance decrease in second quarter
- Reserve decreased for all loan portfolios
- Provision expense was flat at $1.0 million in second quarter
- Annualized net charge-offs were 167 basis points of average loans, an improvement from 193 basis points in prior quarter
- Net charge-offs were $66.0 million in second quarter compared to $76.7 million in prior quarter
- Improvement in linked-quarter net charge-offs primarily driven by commercial portfolio
- NPAs decreased 9 percent from prior quarter; NPA ratio declined to 409 basis points from 455 basis points
- Commercial NPL’s declined 12 percent; Consumer NPL’s increased primarily due to loan modification activity
- Foreclosed assets declined 16 percent as outflows outpaced inflows in second quarter
- Troubled debt restructurings (“TDRs”) were $376.3 million at the end of second quarter compared with $347.7 million in prior quarter
- Commercial Portfolio:
- Reserve decrease for the C&I portfolio driven by improved borrower financial conditions
- Aggregate improved risk profile primarily due to property stabilization of Income CRE portfolio resulted in $19.3 million reserve decrease
- Consumer Portfolio:
- Performance of the home equity portfolio improved as 30+ delinquency rates declined 20 basis points from prior quarter
- Permanent mortgage portfolio’s performance stabilized; 30+ delinquencies down 147 basis points
Taxes (Operating Results)
- Approximately $7.7 million positive quarterly effect from permanent tax credits
- Tax expense affected by $2.1 million favorable tax audit resolution
Capital and Liquidity
- Paid $0.01 per share dividend July 1, 2011
- Current ratios strong (regulatory capital ratios estimated based on period-end balances)
- 9.02% for tangible common equity to tangible assets
- 14.53% for Tier 1
- 18.35% for Total Capital
- 12.01% for Tier 1 Common

CHARGES FOR RESTRUCTURING, REPOSITIONING, & EFFICIENCY INITIATIVES Quarterly, Unaudited

(Thousands)	2Q11	1Q11	4Q10	3Q10	2Q10

By Income Statement Impact
Noninterest income
Mortgage banking	$-	$-	$-	$-	$(1,532)
Noninterest expense
Employee compensation, incentives, and benefits	7,511	2,253	2,225	778	(575)
Occupancy	59	795	17	39	856
Legal and professional fees	-	-	1	-	14
All other expense (a)	9,026	13	2,801	326	(1,493)

Total loss before income taxes	(16,596)	(3,061)	(5,044)	(1,143)	(334)
Income/(loss) from discontinued operations (b)	441	(10,514)	(335)	-	766

Net charges resulting from restructuring, repositioning, and efficiency initiatives	$(16,155)	$(13,575)	$(5,379)	$(1,143)	$432

(a)	Includes $9.0 million charge associated with termination of technology-related services contract.

(b)	Includes amounts related to First Horizon Insurance and Highland Capital.

CONSOLIDATED SUMMARY RESULTS Quarterly, Unaudited

						2Q11 Change vs.
(Dollars in thousands, except per share data)	2Q11	1Q11	4Q10	3Q10	2Q10	1Q11	2Q10

Income Statement Highlights
Net interest income	$172,860	$172,755	$182,236	$186,143	$182,064	*	(5)%
Noninterest income	188,771	196,744	190,534	246,762	243,862	(4)%	(23)%
Securities gains/(losses), net	1	798	15,681	(2,928)	75	NM	NM

Total revenue	361,632	370,297	388,451	429,977	426,001	(2)%	(15)%

Noninterest expense	309,126	315,146	329,729	343,034	337,311	(2)%	(8)%
Provision for loan losses	1,000	1,000	45,000	50,000	70,000	*	(99)%

Income before income taxes	51,506	54,151	13,722	36,943	18,690	(5)%	NM
Provision/(benefit) for income taxes	9,888	12,108	(6,681)	3,138	(1,659)	(18)%	NM

Income from continuing operations	41,618	42,043	20,403	33,805	20,349	(1)%	NM
Income/(loss) from discontinued operations, net of tax	3,788	960	(3,095)	(95)	129	NM	NM

Net income	45,406	43,003	17,308	33,710	20,478	6%	NM
Net income attributable to noncontrolling interest	2,844	2,844	2,840	2,875	2,844	*	*

Net income attributable to controlling interest	42,562	40,159	14,468	30,835	17,634	6%	NM
Preferred stock dividends	-	-	63,154	14,960	14,938	NM	NM

Net income/(loss) available to common shareholders	$42,562	$40,159	$(48,686)	$15,875	$2,696	6%	NM

Common Stock Data
Diluted EPS from continuing operations	$0.15	$0.15	$(0.19)	$0.07	$0.01	*	NM
Diluted EPS	0.16	0.15	(0.20)	0.07	0.01	7%	NM
Diluted shares	262,756	265,556	239,095	238,867	240,968	(1)%	9%
Period-end shares outstanding	263,699	263,335	263,366	237,061	236,840	*	11%
Cash dividends declared per share	$0.01	$0.01	N/A	N/A	N/A
Stock dividend rate declared per share	N/A	N/A	1.8122%	1.6567%	1.2896%

Balance Sheet Highlights (Period-End)
Total loans, net of unearned income (Restricted - $.7 billion) (a)	$16,061,646	$15,972,372	$16,782,572	$17,059,489	$17,154,050	1%	(6)%
Total deposits (Restricted - $.9 million) (a)	15,896,027	15,350,967	15,208,231	14,975,920	15,201,816	4%	5%
Total assets (Restricted - $.7 billion) (a)	25,039,936	24,438,344	24,698,952	25,384,181	26,254,226	2%	(5)%
Total liabilities (Restricted - $.7 billion) (a)	22,335,984	21,798,287	22,020,947	22,077,293	22,966,993	2%	(3)%
Total equity	2,703,952	2,640,057	2,678,005	3,306,888	3,287,233	2%	(18)%

Asset Quality Highlights
Allowance for loan losses (Restricted - $33.0 million) (a)	$524,091	$589,128	$664,799	$719,899	$781,269	(11)%	(33)%
Allowance / period-end loans	3.26%	3.69%	3.96%	4.22%	4.55%
Net charge-offs	$66,037	$76,671	$100,100	$111,370	$132,791	(14)%	(50)%
Net charge-offs (annualized) / average loans	1.67%	1.93%	2.36%	2.60%	3.11%
Non-performing assets (NPA)	$747,860	$818,969	$836,502	$919,242	$899,802	(9)%	(17)%
NPA % (b)	4.09%	4.55%	4.48%	5.00%	4.92%

Key Ratios & Other
Return on average assets (annualized) (c)	0.74%	0.71%	0.27%	0.52%	0.32%
Return on average common equity (annualized) (d)	7.16%	6.82%	(8.59)%	2.86%	0.49%
Net interest margin (e) (f)	3.20%	3.22%	3.18%	3.23%	3.19%
Fee income to total revenue (g)	52%	53%	51%	57%	57%
Efficiency ratio (h)	85.48%	85.29%	88.45%	79.24%	79.19%
Book value per common share	$9.13	$8.90	$9.05	$9.28	$9.23
Tangible book value per common share (f)	$8.51	$8.21	$8.31	$8.45	$8.39
Adjusted tangible common equity to risk weighted assets (f)	11.14%	10.84%	10.66%	9.55%	9.21%
Full time equivalent employees	4,950	5,159	5,435	5,506	5,531	(4)%	(11)%

NM - Not meaningful

* Amount is less than one percent.

(a)	Restricted balances parenthetically presented are as of June 30, 2011.

(b)	NPAs related to the loan portfolio over period-end loans plus foreclosed real estate and other assets.

(c)	Calculated using net income.

(d)	Calculated using net income available to common shareholders.

(e)	Net interest margin is computed using total net interest income adjusted for FTE.

(f)	Refer to the Non-GAAP to GAAP Reconciliation on page 28 of this financial supplement.

(g)	Ratio excludes securities gains/(losses).

(h)	Noninterest expense divided by total revenue excluding securities gains/(losses).

CONSOLIDATED INCOME STATEMENT Quarterly, Unaudited

						2Q11 Change vs.
(Thousands)	2Q11	1Q11	4Q10	3Q10	2Q10	1Q11	2Q10

Interest income	$206,757	$207,605	$217,260	$223,165	$220,365	*	(6)%
Less: interest expense	33,897	34,850	35,024	37,022	38,301	(3)%	(11)%

Net interest income	172,860	172,755	182,236	186,143	182,064	*	(5)%
Provision for loan losses	1,000	1,000	45,000	50,000	70,000	*	(99)%

Net interest income after provision for loan losses	171,860	171,755	137,236	136,143	112,064	*	53%

Noninterest income:
Capital markets	77,921	90,057	94,573	114,014	100,876	(13)%	(23)%
Mortgage banking	32,101	27,726	16,057	53,122	63,301	16%	(49)%
Deposit transactions and cash management	35,060	32,637	35,142	34,911	39,018	7%	(10)%
Trust services and investment management	6,684	6,360	6,330	6,171	6,850	5%	(2)%
Brokerage management fees and commissions	6,139	6,889	5,777	6,427	6,006	(11)%	2%
Insurance commissions	835	756	662	780	1,358	10%	(39)%
Securities gains/(losses), net	1	798	15,681	(2,928)	75	NM	NM
Other	30,031	32,319	31,993	31,337	26,453	(7)%	14%

Total noninterest income	188,772	197,542	206,215	243,834	243,937	(4)%	(23)%

Adjusted gross income after provision for loan losses	360,632	369,297	343,451	379,977	356,001	(2)%	1%

Noninterest expense:
Employee compensation, incentives, and benefits (a)	151,880	157,179	165,053	171,437	161,381	(3)%	(6)%
Repurchase and foreclosure provision	24,563	37,203	44,223	48,712	56,188	(34)%	(56)%
Operations services	13,973	13,928	14,875	14,941	15,310	*	(9)%
Occupancy (a)	13,110	14,910	13,787	14,267	15,367	(12)%	(15)%
Legal and professional fees	20,624	18,558	16,317	14,247	18,083	11%	14%
FDIC premium expense	8,839	8,055	9,326	10,123	9,196	10%	(4)%
Computer software	8,380	8,090	8,411	7,585	7,337	4%	14%
Contract employment	8,177	6,921	7,934	7,443	7,274	18%	12%
Equipment rentals, depreciation, and maintenance	8,503	7,916	7,862	7,162	7,572	7%	12%
Foreclosed real estate	5,803	6,789	4,178	5,159	5,137	(15)%	13%
Communications and courier	5,084	5,247	5,152	5,050	5,835	(3)%	(13)%
Miscellaneous loan costs	859	1,492	1,796	1,913	4,546	(42)%	(81)%
Amortization of intangible assets	1,032	1,032	1,078	1,078	1,078	*	(4)%
Other (a)	38,299	27,826	29,737	33,917	23,007	38%	66%

Total noninterest expense	309,126	315,146	329,729	343,034	337,311	(2)%	(8)%

Income before income taxes	51,506	54,151	13,722	36,943	18,690	(5)%	NM
Provision/(benefit) for income taxes	9,888	12,108	(6,681)	3,138	(1,659)	(18)%	NM

Income from continuing operations	41,618	42,043	20,403	33,805	20,349	(1)%	NM
Income/(loss) from discontinued operations, net of tax (a)	3,788	960	(3,095)	(95)	129	NM	NM

Net income	45,406	43,003	17,308	33,710	20,478	6%	NM
Net income attributable to noncontrolling interest	2,844	2,844	2,840	2,875	2,844	*	*

Net income attributable to controlling interest	42,562	40,159	14,468	30,835	17,634	6%	NM
Preferred stock dividends	-	-	63,154	14,960	14,938	NM	NM

Net income/(loss) available to common shareholders	$42,562	$40,159	$(48,686)	$15,875	$2,696	6%	NM

NM	- Not meaningful

* Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	2Q11 includes a portion of net charges related to Restructuring, Repositioning, & Efficiency Initiatives.

OTHER INCOME AND OTHER EXPENSE Quarterly, Unaudited

						2Q11 Change vs.
(Thousands)	2Q11	1Q11	4Q10	3Q10	2Q10	1Q11	2Q10

Other Income
Bank owned life insurance	$4,920	$4,815	$7,732	$5,913	$5,784	2%	(15)%
Bankcard income	5,151	4,720	4,977	4,965	5,271	9%	(2)%
ATM interchange fees	3,791	3,535	3,748	3,532	3,232	7%	17%
Other service charges	2,821	2,854	2,845	2,832	2,382	(1)%	18%
Electronic banking fees	1,536	1,534	1,629	1,870	1,887	*	(19)%
Letter of credit fees	1,869	1,776	1,508	1,544	1,802	5%	4%
Deferred compensation	221	979	2,260	1,121	(771)	NM	NM
Gains on extinguishment of debt	-	5,761	-	-	-	NM	NM
Other	9,722	6,345	7,294	9,560	6,866	53%	42%

Total	$30,031	$32,319	$31,993	$31,337	$26,453	(7)%	14%

Other Expense
Advertising and public relations	$3,631	$3,862	$5,756	$6,557	$5,574	(6)%	(35)%
Low income housing expense	4,973	4,697	5,886	5,513	5,364	6%	(7)%
Other insurance and taxes	3,511	3,475	1,814	2,992	3,589	1%	(2)%
Travel and entertainment	2,178	1,801	2,476	2,507	2,627	21%	(17)%
Customer relations	1,155	1,270	1,729	1,545	1,838	(9)%	(37)%
Employee training and dues	1,350	1,251	1,126	1,120	965	8%	40%
Supplies	801	981	1,223	1,126	1,083	(18)%	(26)%
Bank examination costs	1,117	1,118	1,147	1,147	1,142	*	(2)%
Loan insurance expense	706	781	603	903	682	(10)%	4%
Federal services fees	291	464	471	520	712	(37)%	(59)%
Other (a)	18,586	8,126	7,506	9,987	(569)	NM	NM

Total	$38,299	$27,826	$29,737	$33,917	$23,007	38%	66%

NM - Not meaningful

* Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a) 2Q11 includes a portion of net charges related to Restructuring, Repositioning, & Efficiency Initiatives.

CONSOLIDATED PERIOD-END BALANCE SHEET Quarterly, Unaudited

						2Q11 Change vs.
(Thousands)	2Q11	1Q11	4Q10	3Q10	2Q10	1Q11	2Q10

Assets
Investment securities	$3,230,477	$3,085,478	$3,031,930	$2,611,460	$2,489,819	5%	30%
Loans held for sale	397,931	370,487	375,289	414,259	505,237	7%	(21)%
Loans, net of unearned income (Restricted - $.7 billion) (a)	16,061,646	15,972,372	16,782,572	17,059,489	17,154,050	1%	(6)%
Federal funds sold and securities purchased under agreements to resell	598,000	527,563	424,390	602,407	602,910	13%	(1)%
Interest bearing cash (b)	263,441	308,636	517,739	266,469	275,148	(15)%	(4)%
Trading securities	1,196,380	924,854	769,750	1,214,595	1,806,789	29%	(34)%

Total earning assets	21,747,875	21,189,390	21,901,670	22,168,679	22,833,953	3%	(5)%

Cash and due from banks (Restricted - $1.8 million) (a)	313,416	337,002	344,384	331,743	364,857	(7)%	(14)%
Capital markets receivables	625,243	595,594	146,091	564,879	828,866	5%	(25)%
Mortgage servicing rights, net	186,958	207,748	207,319	191,943	201,746	(10)%	(7)%
Goodwill	135,683	152,080	162,180	162,180	162,180	(11)%	(16)%
Other intangible assets, net	28,384	31,545	32,881	34,263	35,645	(10)%	(20)%
Premises and equipment, net	330,392	320,871	322,319	311,947	307,452	3%	7%
Real estate acquired by foreclosure (c)	92,662	110,127	125,401	139,359	122,548	(16)%	(24)%
Allowance for loan losses (Restricted - $33.0 million) (a)	(524,091)	(589,128)	(664,799)	(719,899)	(781,269)	(11)%	(33)%
Other assets (Restricted - $13.9 million) (a)	2,103,414	2,083,115	2,121,506	2,199,087	2,178,248	*	(3)%

Total assets (Restricted - $.7 billion) (a)	$25,039,936	$24,438,344	$24,698,952	$25,384,181	$26,254,226	2%	(5)%

Liabilities and Equity
Deposits
Savings	$6,382,963	$6,296,533	$6,036,895	$5,436,451	$5,385,698	1%	19%
Other interest-bearing deposits	2,784,787	2,679,437	2,842,306	3,088,224	3,237,183	4%	(14)%
Time deposits	1,277,905	1,336,666	1,390,995	1,473,622	1,545,475	(4)%	(17)%

Total interest-bearing core deposits	10,445,655	10,312,636	10,270,196	9,998,297	10,168,356	1%	3%
Noninterest-bearing deposits (Restricted - $.9 million) (a)	4,937,103	4,480,413	4,376,285	4,393,107	4,409,505	10%	12%

Total core deposits (d)	15,382,758	14,793,049	14,646,481	14,391,404	14,577,861	4%	6%

Certificates of deposit $100,000 and more	513,269	557,918	561,750	584,516	623,955	(8)%	(18)%

Total deposits (Restricted - $.9 million) (a)	15,896,027	15,350,967	15,208,231	14,975,920	15,201,816	4%	5%

Federal funds purchased and securities sold under agreements to repurchase	2,005,999	2,125,793	2,114,908	2,439,542	2,278,890	(6)%	(12)%
Trading liabilities	498,915	384,250	361,920	414,666	481,477	30%	4%
Other short-term borrowings and commercial paper	187,902	237,583	180,735	193,361	487,449	(21)%	(61)%
Term borrowings (Restricted - $.7 billion) (a)	2,502,517	2,514,754	3,228,070	2,805,731	2,926,675	*	(14)%
Capital markets payables	464,993	413,334	65,506	379,526	754,079	12%	(38)%
Other liabilities	779,631	771,606	861,577	868,547	836,607	1%	(7)%

Total liabilities (Restricted - $.7 billion) (a)	22,335,984	21,798,287	22,020,947	22,077,293	22,966,993	2%	(3)%

Equity
Common stock	164,812	164,584	164,604	145,526	143,021	*	15%
Capital surplus	1,638,423	1,636,623	1,630,210	1,344,307	1,296,484	*	26%
Capital surplus common stock warrant - (CPP)	-	-	83,860	83,860	83,860	NM	NM
Undivided profits	714,060	674,064	631,712	737,014	767,769	6%	(7)%
Accumulated other comprehensive loss, net	(108,508)	(130,379)	(127,546)	(109,958)	(105,922)	(17)%	2%
Preferred stock capital surplus - (CPP)	-	-	-	810,974	806,856	NM	NM
Noncontrolling interest (e)	295,165	295,165	295,165	295,165	295,165	*	*

Total equity	2,703,952	2,640,057	2,678,005	3,306,888	3,287,233	2%	(18)%

Total liabilities and equity	$25,039,936	$24,438,344	$24,698,952	$25,384,181	$26,254,226	2%	(5)%

NM - Not meaningful

* Amount is less than one percent.

(a)	Restricted balances parenthetically presented are as of June 30, 2011.

(b)	Includes excess balances held at Fed.

(c)	2Q11 includes $13.9 million of foreclosed assets related to government insured mortgages.

(d)	2Q11 average core deposits were $14.9 billion.

(e)	Includes preferred stock of subsidiary.

CONSOLIDATED AVERAGE BALANCE SHEET Quarterly, Unaudited

						2Q11 Change vs.
(Thousands)	2Q11	1Q11	4Q10	3Q10	2Q10	1Q11	2Q10

Assets:
Earning assets:
Loans, net of unearned income:
Commercial, Financial, and Industrial (C&I)	$6,867,893	$6,823,350	$7,229,808	$7,017,427	$6,730,496	1%	2%
Income CRE	1,362,459	1,422,837	1,472,182	1,570,928	1,629,964	(4)%	(16)%
Residential CRE	203,721	249,777	306,292	361,217	471,569	(18)%	(57)%
Consumer real estate	5,436,358	5,549,490	5,706,103	5,872,695	6,013,562	(2)%	(10)%
Permanent mortgage	1,009,804	1,064,893	980,383	986,444	1,035,986	(5)%	(3)%
Credit card and other	299,904	299,861	318,000	338,987	374,916	*	(20)%
Restricted real estate loans	708,966	741,413	779,793	818,149	853,568	(4)%	(17)%

Total loans, net of unearned income (Restricted - $.7 billion) (a) (b)	$15,889,105	$16,151,621	$16,792,561	$16,965,847	$17,110,061	(2)%	(7)%

Loans held for sale	366,557	353,384	385,047	481,317	493,225	4%	(26)%
Investment securities:
U.S. Treasuries	62,970	82,197	72,375	68,570	77,488	(23)%	(19)%
U.S. government agencies	2,938,623	2,669,852	2,418,015	2,198,754	2,223,153	10%	32%
States and municipalities	23,869	26,015	38,914	41,756	42,076	(8)%	(43)%
Other	220,440	224,565	228,866	244,766	265,918	(2)%	(17)%

Total investment securities	3,245,902	3,002,629	2,758,170	2,553,846	2,608,635	8%	24%

Capital markets securities inventory	1,235,642	1,110,584	1,118,090	1,338,535	1,085,816	11%	14%
Mortgage banking trading securities	32,263	34,549	36,040	37,814	50,423	(7)%	(36)%
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	653,984	581,861	553,432	572,078	624,892	12%	5%
Interest bearing cash (c)	381,586	586,411	1,312,006	1,095,006	982,410	(35)%	(61)%

Total other earning assets	1,035,570	1,168,272	1,865,438	1,667,084	1,607,302	(11)%	(36)%

Total earning assets	21,805,039	21,821,039	22,955,346	23,044,443	22,955,462	*	(5)%

Allowance for loan losses (Restricted - $36.4 million) (a)	(567,923)	(644,107)	(717,297)	(778,326)	(821,652)	(12)%	(31)%
Cash and due from banks (Restricted - $6.9 million) (a)	343,162	351,488	338,619	363,445	367,796	(2)%	(7)%
Capital markets receivables	112,289	124,395	197,294	161,239	127,331	(10)%	(12)%
Premises and equipment, net	324,584	320,485	320,341	309,713	307,078	1%	6%
Other assets (Restricted - $15.3 million) (a)	2,500,864	2,596,870	2,694,155	2,657,126	2,664,563	(4)%	(6)%

Total assets (Restricted - $.7 billion) (a)	$24,518,015	$24,570,170	$25,788,458	$25,757,640	$25,600,578	*	(4)%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	$2,673,090	$2,662,421	$3,010,572	$3,008,241	$3,277,859	*	(18)%
Savings	6,320,779	6,184,409	5,926,061	5,782,596	5,424,462	2%	17%
Time deposits	1,315,764	1,360,180	1,434,238	1,505,267	1,591,048	(3)%	(17)%

Total interest-bearing core deposits	10,309,633	10,207,010	10,370,871	10,296,104	10,293,369	1%	*
Certificates of deposit $100,000 and more	547,262	560,805	558,860	617,560	603,952	(2)%	(9)%

Federal funds purchased and securities sold under agreements to repurchase	2,130,832	2,259,138	2,618,819	2,523,719	2,521,758	(6)%	(16)%
Capital markets trading liabilities	620,726	561,429	514,992	520,046	565,709	11%	10%
Other short-term borrowings and commercial paper	340,015	172,601	207,315	199,588	167,966	97%	NM
Term borrowings (Restricted - $.7 billion) (a)	2,499,794	2,838,034	2,856,014	2,913,979	2,921,627	(12)%	(14)%

Total interest-bearing liabilities	16,448,262	16,599,017	17,126,871	17,070,996	17,074,381	(1)%	(4)%

Noninterest-bearing deposits (Restricted - $1.0 million) (a)	4,574,342	4,414,758	4,470,436	4,454,907	4,394,187	4%	4%
Capital markets payables	79,463	79,389	98,738	124,008	99,782	*	(20)%
Other liabilities	735,786	795,176	823,170	799,734	736,822	(7)%	*
Equity	2,680,162	2,681,830	3,269,243	3,307,995	3,295,406	*	(19)%

Total liabilities and equity (Restricted - $.7 billion) (a)	$24,518,015	$24,570,170	$25,788,458	$25,757,640	$25,600,578	*	(4)%

NM - Not meaningful

* Amount is less than one percent.

(a)	Restricted balances parenthetically presented are quarterly averages as of June 30, 2011.

(b)	Includes loans on nonaccrual status.

(c)	Includes excess balances held at Fed.

CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS & RATES Quarterly, Unaudited

(Thousands)	2Q11	1Q11	4Q10	3Q10	2Q10

Assets:
Earning assets:
Loans, net of unearned income (a)	4.09%	4.12%	4.16%	4.15%	4.07%
Loans held for sale	3.57	4.14	3.62	3.95	4.51
Investment securities:
U.S. Treasuries	0.56	0.59	0.65	0.68	0.48
U.S. government agencies	3.90	3.97	4.09	4.40	4.77
States and municipalities	3.29	3.19	1.58	1.80	1.08
Other	4.34	4.32	3.96	3.94	3.60

Total investment securities	3.86	3.90	3.96	4.21	4.47

Capital markets securities inventory	3.39	3.61	3.59	4.03	3.86
Mortgage banking trading securities	10.17	10.29	10.02	9.90	8.26
Other earning assets:
Federal funds sold and securities purchased under agreements to resell (b)	(0.06)	0.05	0.09	0.12	0.12
Interest bearing cash	0.19	0.23	0.24	0.24	0.24

Total other earning assets (c)	0.03	0.14	0.20	0.20	0.20

Total earning assets / interest income	3.83%	3.86%	3.79%	3.87%	3.85%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	0.25%	0.24%	0.23%	0.26%	0.32%
Savings	0.45	0.48	0.52	0.55	0.60
Time deposits	2.37	2.39	2.42	2.47	2.49

Total interest-bearing core deposits	0.64	0.67	0.70	0.74	0.80
Certificates of deposit $100,000 and more	1.91	1.96	2.05	2.14	2.27

Federal funds purchased and securities sold under agreements to repurchase	0.23	0.24	0.24	0.24	0.24
Capital markets trading liabilities	2.65	2.74	2.70	3.15	3.58
Other short-term borrowings and commercial paper	0.27	0.51	0.71	0.61	0.63
Term borrowings (d)	1.49	1.41	1.18	1.16	1.02

Total interest-bearing liabilities / interest expense	0.83%	0.85%	0.81%	0.86%	0.90%

Net interest spread	3.00%	3.01%	2.98%	3.01%	2.95%
Effect of interest-free sources used to fund earning assets	0.20	0.21	0.20	0.22	0.24

Net interest margin	3.20%	3.22%	3.18%	3.23%	3.19%

Yields are adjusted to a fully taxable equivalent (“FTE”). Refer to the Non-GAAP to GAAP Reconciliation on page 28 for reconciliation of net interest income (GAAP) to net interest income adjusted for impact of FTE - (non-GAAP).

(a)	Includes loans on nonaccrual status.

(b)	2Q11 is driven by negative market rates on reverse repurchase agreements.

(c)	Earning assets yields are expressed net of unearned income.

(d)	Rates are expressed net of unamortized debenture cost for term borrowings.

MORTGAGE SERVICING RIGHTS Quarterly, Unaudited

						2Q11 change vs.
(Thousands)	2Q11	1Q11	4Q10	3Q10	2Q10	1Q11	2Q10

First Liens
Fair value beginning balance	$204,257	$203,812	$188,397	$197,953	$261,083
Reductions due to loan payments	(5,522)	(7,163)	(10,160)	(8,752)	(7,238)
Reductions due to sale	-	-	-	-	(24,558)
Reductions due to exercise of cleanup calls	(195)	-	(1,110)	-	-
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	(15,010)	7,592	26,685	385	(31,398)
Other changes in fair value	-	16	-	(1,189)	64

Fair value ending balance	$183,530	$204,257	$203,812	$188,397	$197,953	(10)%	(7)%

Second Liens
Fair value beginning balance	$259	$262	$250	$242	$242
Reductions due to loan payments	(8)	(13)	(17)	(8)	(9)
Changes in fair value due to:
Other changes in fair value	-	10	29	16	9

Fair value ending balance	$251	$259	$262	$250	$242	(3)%	4%

HELOC
Fair value beginning balance	$3,232	$3,245	$3,296	$3,551	$3,634
Reductions due to loan payments	(59)	(42)	(76)	(514)	(90)
Changes in fair value due to:
Other changes in fair value	4	29	25	259	7

Fair value ending balance	$3,177	$3,232	$3,245	$3,296	$3,551	(2)%	(11)%

Total Consolidated
Fair value beginning balance	$207,748	$207,319	$191,943	$201,746	$264,959
Reductions due to loan payments	(5,589)	(7,218)	(10,253)	(9,274)	(7,337)
Reductions due to sale	-	-	-	-	(24,558)
Reductions due to exercise of cleanup calls	(195)	-	(1,110)	-	-
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	(15,010)	7,592	26,685	385	(31,398)
Other changes in fair value	4	55	54	(914)	80

Fair value ending balance	$186,958	$207,748	$207,319	$191,943	$201,746	(10)%	(7)%

(a)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

BUSINESS SEGMENT HIGHLIGHTS Quarterly, Unaudited

						2Q11 Change vs.
(Thousands)	2Q11	1Q11	4Q10	3Q10	2Q10	1Q11	2Q10

Regional Banking
Net interest income	$137,080	$135,502	$145,280	$143,042	$138,179	1%	(1)%
Noninterest income	68,881	67,370	71,829	73,106	74,652	2%	(8)%

Total revenues	205,961	202,872	217,109	216,148	212,831	2%	(3)%
Provision for loan losses	(13,743)	(12,400)	2,009	10,304	27,975	11%	NM
Noninterest expense	146,892	151,120	153,299	155,578	153,964	(3)%	(5)%

Income before income taxes	72,812	64,152	61,801	50,266	30,892	13%	NM
Provision for income taxes	26,680	23,455	22,363	18,274	11,213	14%	NM

Net income	$46,132	$40,697	$39,438	$31,992	$19,679	13%	NM

Capital Markets
Net interest income	$5,564	$5,576	$5,877	$8,584	$4,824	*	15%
Noninterest income	77,925	90,080	94,555	114,055	100,975	(13)%	(23)%

Total revenues	83,489	95,656	100,432	122,639	105,799	(13)%	(21)%
Noninterest expense	66,683	73,563	76,812	79,434	78,066	(9)%	(15)%

Income before income taxes	16,806	22,093	23,620	43,205	27,733	(24)%	(39)%
Provision for income taxes	6,394	8,434	8,829	16,214	10,384	(24)%	(38)%

Net income	$10,412	$13,659	$14,791	$26,991	$17,349	(24)%	(40)%

Corporate
Net interest income/(expense)	$445	$(270)	$(2,064)	$(2,845)	$1,113	NM	(60)%
Noninterest income	9,007	12,871	26,252	7,943	4,925	(30)%	83%

Total revenues	9,452	12,601	24,188	5,098	6,038	(25)%	57%
Noninterest expense	36,286	20,671	19,014	19,413	11,833	76%	NM

Income/(loss) before income taxes	(26,834)	(8,070)	5,174	(14,315)	(5,795)	NM	NM
Benefit for income taxes	(18,843)	(10,532)	(8,907)	(15,444)	(10,392)	79%	81%

Net income/(loss)	$(7,991)	$2,462	$14,081	$1,129	$4,597	NM	NM

Non-Strategic
Net interest income	$29,771	$31,947	$33,143	$37,362	$37,948	(7)%	(22)%
Noninterest income	32,959	27,221	13,579	48,730	63,385	21%	(48)%

Total revenues	62,730	59,168	46,722	86,092	101,333	6%	(38)%
Provision for loan losses	14,743	13,400	42,991	39,696	42,025	10%	(65)%
Noninterest expense	59,265	69,792	80,604	88,609	93,448	(15)%	(37)%

Loss before income taxes	(11,278)	(24,024)	(76,873)	(42,213)	(34,140)	(53)%	(67)%
Benefit for income taxes	(4,343)	(9,249)	(28,966)	(15,906)	(12,864)	(53)%	(66)%

Loss from continuing operations	(6,935)	(14,775)	(47,907)	(26,307)	(21,276)	(53)%	(67)%
Income/(loss) from discontinued operations, net of tax	3,788	960	(3,095)	(95)	129	NM	NM

Net loss	$(3,147)	$(13,815)	$(51,002)	$(26,402)	$(21,147)	(77)%	(85)%

Total Consolidated
Net interest income	$172,860	$172,755	$182,236	$186,143	$182,064	*	(5)%
Noninterest income	188,772	197,542	206,215	243,834	243,937	(4)%	(23)%

Total revenues	361,632	370,297	388,451	429,977	426,001	(2)%	(15)%
Provision for loan losses	1,000	1,000	45,000	50,000	70,000	*	(99)%
Noninterest expense	309,126	315,146	329,729	343,034	337,311	(2)%	(8)%

Income before income taxes	51,506	54,151	13,722	36,943	18,690	(5)%	NM
Provision/(benefit) for income taxes	9,888	12,108	(6,681)	3,138	(1,659)	(18)%	NM

Income from continuing operations	41,618	42,043	20,403	33,805	20,349	(1)%	NM
Income/(loss) from discontinued operations, net of tax	3,788	960	(3,095)	(95)	129	NM	NM

Net income	$45,406	$43,003	$17,308	$33,710	$20,478	6%	NM

NM - Not meaningful

* Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

REGIONAL BANKING Quarterly, Unaudited

						2Q11 Change vs.
(Thousands)	2Q11	1Q11	4Q10	3Q10	2Q10	1Q11	2Q10

Income Statement
Net interest income	$137,080	$135,502	$145,280	$143,042	$138,179	1%	(1)%
Provision for loan losses	(13,743)	(12,400)	2,009	10,304	27,975	11%	NM
Noninterest income	68,881	67,370	71,829	73,106	74,652	2%	(8)%
Noninterest expense	146,892	151,120	153,299	155,578	153,964	(3)%	(5)%

Income before income taxes	$72,812	$64,152	$61,801	$50,266	$30,892	13%	NM

Efficiency ratio (a)	71.32%	74.48%	70.61%	71.98%	72.34%

Balance Sheet (millions)
Average loans	$10,528	$10,516	$10,994	$10,863	$10,648	*	(1)%
Average other earning assets	58	71	103	201	205	(18)%	(72)%
Total average earning assets	10,586	10,587	11,097	11,064	10,853	*	(2)%
Average core deposits	12,907	12,619	12,629	12,353	12,530	2%	3%
Average other deposits	548	561	560	605	591	(2)%	(7)%
Total average deposits	13,455	13,180	13,189	12,958	13,121	2%	3%
Total period end deposits	13,837	13,405	13,239	12,911	13,047	3%	6%
Total period end assets	11,426	11,072	11,644	11,815	11,620	3%	(2)%

Net interest margin (b)	5.24%	5.23%	5.23%	5.16%	5.12%
Loan yield	4.02	4.04	4.07	4.12	4.05
Deposit average yield	0.54	0.57	0.60	0.65	0.69

Noninterest Income Detail (thousands)
NSF / Overdraft fees	$13,339	$11,772	$13,734	$14,120	$17,825	13%	(25)%
Cash management fees	9,536	9,132	10,148	9,509	9,945	4%	(4)%
Debit card income	7,292	6,780	6,685	6,781	6,788	8%	7%
Other	4,699	4,747	4,361	4,241	4,214	(1)%	12%

Total deposit transactions and cash management	34,866	32,431	34,928	34,651	38,772	8%	(10)%
Insurance commissions	827	746	652	770	1,348	11%	(39)%
Trust services and investment management	6,714	6,354	6,312	6,218	6,841	6%	(2)%
Bankcard income	4,759	4,322	4,564	4,537	4,813	10%	(1)%
Mortgage banking	947	2,591	5,736	3,997	3,645	(63)%	(74)%
Other service charges	3,367	3,532	3,510	3,510	3,171	(5)%	6%
Miscellaneous revenue	17,401	17,394	16,127	19,423	16,062	*	8%

Total noninterest income	$68,881	$67,370	$71,829	$73,106	$74,652	2%	(8)%

Key Statistics
Financial center locations	178	178	183	182	182	*	(2)%
Trust assets - total managed assets (millions)	$3,421	$4,756	$4,955	$4,892	$4,920	(28)%	(30)%
First lien mortgage production (millions)	$51	$111	$262	$225	$176	(54)%	(71)%

NM - Not meaningful

* Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a) Noninterest expense divided by total revenue.

(b) Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 28 of this supplement.

CAPITAL MARKETS Quarterly, Unaudited

						2Q11 Change vs.
(Thousands)	2Q11	1Q11	4Q10	3Q10	2Q10	1Q11	2Q10

Income Statement
Net interest income	$5,564	$5,576	$5,877	$8,584	$4,824	*	15%
Noninterest income:
Fixed income	71,164	83,194	86,106	106,908	91,849	(14)%	(23)%
Other	6,761	6,886	8,449	7,147	9,126	(2)%	(26)%

Total noninterest income	77,925	90,080	94,555	114,055	100,975	(13)%	(23)%
Noninterest expense	66,683	73,563	76,812	79,434	78,066	(9)%	(15)%

Income before income taxes	$16,806	$22,093	$23,620	$43,205	$27,733	(24)%	(39)%

Efficiency ratio (a)	79.87%	76.91%	76.48%	64.77%	73.79%
Fixed income average daily revenue	$1,130	$1,342	$1,389	$1,670	$1,458	(16)%	(22)%

Balance Sheet (millions)
Average trading inventory	$1,236	$1,111	$1,118	$1,339	$1,086	11%	14%
Average other earning assets	664	579	541	553	607	15%	9%
Average total earning assets	1,900	1,690	1,659	1,892	1,693	12%	12%
Total period end assets	2,693	2,256	1,529	2,637	3,414	19%	(21)%

Net interest margin (b)	1.18%	1.32%	1.44%	1.84%	1.15%

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Noninterest expense divided by total revenue.

(b)	Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 28 of this supplement.

CORPORATE Quarterly, Unaudited

						2Q11 Change vs.
(Thousands)	2Q11	1Q11	4Q10	3Q10	2Q10	1Q11	2Q10

Income Statement
Net interest income/(expense)	$445	$(270)	$(2,064)	$(2,845)	$1,113	NM	(60)%
Noninterest income	9,006	12,100	10,718	7,943	4,926	(26)%	83%
Securities gains/(losses), net	1	771	15,534	-	(1)	NM	NM
Noninterest expense	36,286	20,671	19,014	19,413	11,833	76%	NM

Income/(loss) before income taxes	$(26,834)	$(8,070)	$5,174	$(14,315)	$(5,795)	NM	NM

Average Balance Sheet (millions)
Average loans (a)	$151	$159	$35	-	-	(5)%	NM
Total earning assets	$3,747	$3,712	$4,051	$3,572	$3,502	1%	7%
Net interest margin (b)	0.06%	(.09)%	(.16)%	(.27)%	.12%

NM - Not meaningful

* Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a) 2Q11 period-balance is $175 million. First lien mortgage loans were recognized in 2Q11 and 4Q10 through the exercise of cleanup calls for certain proprietary first lien securitization trusts.

(b) Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 28 of this supplement.

NON-STRATEGIC Quarterly, Unaudited

						2Q11 Change vs.
(Thousands)	2Q11	1Q11	4Q10	3Q10	2Q10	1Q11	2Q10

Income Statement
Net interest income	$29,771	$31,947	$33,143	$37,362	$37,948	(7)%	(22)%
Noninterest income	32,959	27,195	13,432	51,657	63,310	21%	(48)%
Securities gains/(losses), net	-	26	147	(2,927)	75	NM	NM
Noninterest expense:
Repurchase and foreclosure provision	24,563	37,203	44,223	48,714	56,186	(34)%	(56)%
Other expenses	34,702	32,589	36,381	39,895	37,262	6%	(7)%

Total noninterest expense	59,265	69,792	80,604	88,609	93,448	(15)%	(37)%
Provision for loan losses	14,743	13,400	42,991	39,696	42,025	10%	(65)%

Loss before income taxes	$(11,278)	$(24,024)	$(76,873)	$(42,213)	$(34,140)	(53)%	(67)%

Average Balance Sheet (millions)
Loans	$5,206	$5,474	$5,760	$6,101	$6,461	(5)%	(19)%
Loans held for sale	303	290	299	304	312	4%	(3)%
Trading securities	32	35	36	38	50	(9)%	(36)%
Mortgage servicing rights	194	208	192	195	242	(7)%	(20)%
Other assets	356	348	339	321	280	2%	27%
Total assets	6,091	6,355	6,626	6,959	7,345	(4)%	(17)%
Escrow balances	313	351	520	564	565	(11)%	(45)%
Net interest margin (a)	2.14%	2.20%	2.15%	2.28%	2.20%
Efficiency ratio (b)	94.48%	118.01%	173.06%	99.54%	92.29%

Mortgage warehouse (millions)
Ending warehouse balance (loans held for sale)	$307	$293	$290	$303	$306	5%	*

NM - Not meaningful

* Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a) Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 28 of this supplement.

(b) Noninterest expense divided by total revenue excluding securities gains/(losses).

NON-STRATEGIC: MORTGAGE SERVICING Quarterly, Unaudited

						2Q11 Change vs.
(Thousands)	2Q11	1Q11	4Q10	3Q10	2Q10	1Q11	2Q10

Servicing Income
Service fees	$19,248	$20,827	$17,119	$21,351	$25,977	(8)%	(26)%
Change in MSR value - runoff	(5,526)	(7,164)	(10,160)	(8,752)	(7,238)	(23)%	(24)%
Hedging results	15,416	12,472	7,026	31,824	44,099	24%	(65)%

Total servicing income	$29,138	$26,135	$13,985	$44,423	$62,838	11%	(54)%

Key Servicing Metrics (millions) (a)
Beginning servicing portfolio	$26,452	$27,787	$29,787	$31,973	$39,045
Additions to portfolio, net of REO transfers	(394)	(301)	(332)	(409)	(440)
Prepayments	(638)	(836)	(1,448)	(1,231)	(978)
Amortization	(197)	(198)	(220)	(230)	(243)
Bulk sale	-	-	-	(316)	(5,411)
Ending servicing portfolio (b)	$25,223	$26,452	$27,787	$29,787	$31,973	(5)%	(21)%

Average servicing portfolio (b)	$25,666	$26,862	$28,418	$30,523	$34,252	(4)%	(25)%
Average number of loans serviced (b)	146,520	152,083	158,743	170,931	193,795	(4)%	(24)%

Portfolio Product Mix (Average) (a)
GNMA	3%	3%	3%	3%	2%
FNMA/FHLMC	36%	36%	36%	37%	40%
Private	57%	57%	57%	56%	54%

Sub-Total	96%	96%	96%	96%	96%
Warehouse	4%	4%	4%	4%	4%

Total	100%	100%	100%	100%	100%

Other Portfolio Statistics
Weighted average base servicing fee - legacy mortgage banking (c)	34	34	34	34	34
Weighted average base servicing fee - legacy equity lending (HELOCs and ILs)	50	50	50	50	50

Servicing cost per loan (annualized) (d)	$135.34	$121.47	$124.84	$97.68	$91.06

Average mortgage trading securities	$32	$35	$36	$38	$50
Average MSR (millions)	194	208	192	195	242
Servicing book value (bps) (e) (f)	88	80	72	69	76

90+ Delinquency rate, excluding foreclosures (g)	11.35%	11.57%	11.46%	10.93%	10.49%

Change in MSR asset / average servicing asset	22%	5%	(8)%	43%	66%
Run-off rate (annualized)	13%	15%	22%	18%	13%

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes servicing of first liens, second liens, and HELOCs.

(b)	Includes loans serviced from FHN’s legacy mortgage banking business, legacy equity lending, and FHN’s portfolio loans. Excludes UPB of loans transferred that did not qualify for sales treatment.

(c)	Includes weighted average fee of servicing assets and excess interest.

(d)	Calculated based on fees charged by subservicer divided by average number of loans serviced during the quarter.

(e)	Includes average MSR and mortgage trading securities divided by total average servicing portfolio.

(f)	For purposes of this calculation, average MSR excludes servicing transferred that did not qualify for sales treatment due to certain recourse provisions.

(g)	Excludes delinquency of second liens and HELOCs.

CAPITAL HIGHLIGHTS Quarterly, Unaudited

						2Q11 Change vs.
(Dollars in thousands, except per share amounts)	2Q11	1Q11	4Q10	3Q10	2Q10	1Q11	2Q10

Tier 1 capital (a) (b)	$2,853,306	$2,790,335	$2,812,471	$3,526,115	$3,499,759	2%	(18)%
Tier 2 capital (a)	748,750	868,792	937,115	940,784	947,841	(14)%	(21)%

Total capital (a)	$3,602,056	$3,659,127	$3,749,586	$4,466,899	$4,447,600	(2)%	(19)%

Risk weighted assets (a)	$19,632,480	$19,569,006	$20,102,775	$20,332,364	$20,837,537	*	(6)%
Tier 1 ratio (a)	14.53%	14.26%	13.99%	17.34%	16.80%
Tier 2 ratio (a)	3.82%	4.44%	4.66%	4.63%	4.54%

Total capital ratio (a)	18.35%	18.70%	18.65%	21.97%	21.34%

Tier 1 common ratio (a) (c)	12.01%	11.73%	11.53%	10.43%	10.07%
Leverage ratio (a)	11.67%	11.39%	10.96%	13.76%	13.74%
Shareholders’ equity/assets ratio (d)	10.80%	10.80%	10.84%	13.03%	12.52%
Adjusted tangible common equity/RWA (a) (c) (e)	11.14%	10.84%	10.66%	9.55%	9.21%
Tangible common equity/tangible assets (c) (d)	9.02%	8.91%	8.93%	7.96%	7.63%
Tangible book value per common share (c) (d)	$8.51	$8.21	$8.31	$8.45	$8.39
Book value per common share (d)	$9.13	$8.90	$9.05	$9.28	$9.23

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Current quarter is an estimate.

(b)	2Q11, 1Q11, and 4Q10 include $200 million of tier 1 qualifying trust preferred securities; prior quarters included $300 million.

(c)	Refer to the Non-GAAP to GAAP Reconciliation on page 28 of this financial supplement.

(d)	Calculated using period-end balances.

(e)	See Glossary of Terms for definition of ratios.

ASSET QUALITY: CONSOLIDATED Quarterly, Unaudited

											2Q11 Change vs.
(Thousands)	2Q11		1Q11		4Q10		3Q10		2Q10		1Q11	2Q10

Allowance for Loan Losses Walk-Forward
Beginning reserve	$589,128		$664,799		$719,899		$781,269		$844,060		(11)%	(30)%
Provision	1,000		1,000		45,000		50,000		70,000		*	(99)%
Charge-offs	(83,344)		(87,352)		(110,797)		(125,801)		(145,988)		(5)%	(43)%
Recoveries	17,307		10,681		10,697		14,431		13,197		62%	31%

Ending balance (Restricted - $33.0 million) (a)	$524,091		$589,128		$664,799		$719,899		$781,269		(11)%	(33)%

Reserve for unfunded commitments	12,522		14,371		14,253		13,838		16,077		(13)%	(22)%
Total allowance for loan losses plus reserve for unfunded commitments	$536,613		$603,499		$679,052		$733,737		$797,346		(11)%	(33)%

Allowance for Loan Losses
Regional Banking	$278,693		$310,470		$349,572		$382,246		$411,537		(10)%	(32)%
Non-Strategic	245,398		278,658		315,227		337,653		369,732		(12)%	(34)%
Corporate (b)	NM		NM		NM		N/A		N/A		NM	NM

Total allowance for loan losses	$524,091		$589,128		$664,799		$719,899		$781,269		(11)%	(33)%

Non-Performing Assets
Regional Banking
Nonperforming loans	$283,754		$317,109		$326,986		$358,176		$321,394		(11)%	(12)%
Foreclosed real estate	28,121		33,134		30,138		38,771		28,412		(15)%	(1)%

Total Regional Banking	311,875		$350,243		$357,124		$396,947		$349,806		(11)%	(11)%

Non-Strategic
Nonperforming loans - including held for sale (c)	$384,174		$406,305		$398,422		$437,595		$469,136		(5)%	(18)%
Foreclosed real estate	50,671		61,281		80,398		84,700		80,860		(17)%	(37)%

Total Non-Strategic	434,845		$467,586		$478,820		$522,295		$549,996		(7)%	(21)%

Corporate
Nonperforming loans	$1,140		$1,140		$558		N/A		N/A		*	NM

Total nonperforming assets	$747,860		$818,969		$836,502		$919,242		$899,802		(9)%	(17)%

Net Charge-Offs
Regional Banking	$18,033		$26,703		$34,683		$39,595		$37,359		(32)%	(52)%
Non-Strategic	48,004		49,968		65,417		71,775		95,432		(4)%	(50)%

Total net charge-offs	$66,037		$76,671		$100,100		$111,370		$132,791		(14)%	(50)%

Consolidated Key Ratios (d)
NPL %	3.62%		3.99%		3.85%		4.31%		4.31%
NPA %	4.09		4.55		4.48		5.00		4.92
Net charge-offs %	1.67		1.93		2.36		2.60		3.11
Allowance / loans	3.26		3.69		3.96		4.22		4.55
Allowance / NPL	0.90	x	0.92	x	1.03	x	0.98	x	1.06	x
Allowance / NPA	0.79	x	0.81	x	0.88	x	0.84	x	0.92	x
Allowance / charge-offs	1.98	x	1.92	x	1.66	x	1.62	x	1.47	x

Other
Loans past due 90 days or more (e)	$108,923		$125,989		$128,653		$155,532		$144,840		(14)%	(25)%
Guaranteed portion (e)	39,613		37,858		39,883		38,397		35,809		5%	11%
Foreclosed real estate from government insured loans	13,870		15,711		14,865		15,888		13,276		(12)%	4%
Period-end loans, net of unearned income (millions)	16,062		15,972		16,783		17,059		17,154		1%	(6)%
Remaining unfunded commitments (millions)	7,938		8,285		7,905		8,071		8,148		(4)%	(3)%

N/A - Not applicable

NM - Not meaningful

* Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Restricted balances parenthetically presented are as of June 30, 2011. See Glossary of Terms for definition of restricted balances.

(b)	The valuation adjustments taken upon exercise of clean-up calls include expected losses.

(c)	2Q11 includes $87.7 million of loans held for sale.

(d)	See Glossary of Terms for definitions of Consolidated Key Ratios.

(e)	Includes loans held for sale.

ASSET QUALITY: CONSOLIDATED Quarterly, Unaudited

											2Q11 Change vs.
	2Q11		1Q11		4Q10		3Q10		2Q10		1Q11	2Q10

Key Portfolio Details
C&I
Period-end loans ($ millions)	$7,180		$6,808		$7,338		$7,337		$7,004		5%	3%

30+ Delinq. % (a)	0.52%		0.46%		0.36%		0.68%		1.02%
NPL %	2.96		3.13		2.92		3.34		2.93
Charge-offs % (qtr. annualized)	0.35		0.60		0.79		1.33		1.17

Allowance / loans %	2.87%		3.24%		3.26%		3.54%		3.96%
Allowance / charge-offs	8.72	x	5.46	x	4.17	x	2.76	x	3.54	x

Income CRE
Period-end loans ($ millions)	$1,311		$1,398		$1,407		$1,519		$1,610		(6)%	(19)%

30+ Delinq. % (a)	1.11%		1.12%		1.20%		2.04%		1.31%
NPL %	8.54		10.07		10.06		10.13		9.78
Charge-offs % (qtr. annualized)	1.03		2.26		3.63		1.94		3.05

Allowance / loans %	6.04%		7.05%		8.87%		9.46%		9.00%
Allowance / charge-offs	5.63	x	3.11	x	2.31	x	4.68	x	2.93	x

Residential CRE
Period-end loans ($ millions)	$183		$221		$264		$324		$397		(17)%	(54)%

30+ Delinq. % (a)	5.14%		5.08%		3.19%		0.93%		2.49%
NPL %	38.40		42.19		42.04		46.45		44.52
Charge-offs % (qtr. annualized)	8.19		4.96		6.54		5.03		18.01

Allowance / loans %	11.10%		11.30%		11.51%		11.99%		13.47%
Allowance / charge-offs	1.22	x	2.05	x	1.50	x	2.12	x	0.63	x

Consumer Real Estate
Period-end loans ($ millions)	$5,383		$5,487		$5,618		$5,788		$5,936		(2)%	(9)%

30+ Delinq. % (a)	1.53%		1.73%		2.30%		2.33%		2.19%
NPL %	0.64		0.69		0.58		0.46		0.35
Charge-offs % (qtr. annualized)	2.34		2.50		2.94		3.09		2.70

Allowance / loans %	2.47%		2.60%		2.67%		2.64%		2.74%
Allowance / charge-offs	1.05	x	1.04	x	0.89	x	0.84	x	1.01	x

Permanent Mortgage
Period-end loans ($ millions) (b)	$1,015		$1,038		$1,087		$969		$1,019		(2)%	*

30+ Delinq. % (a)	4.00%		5.47%		5.16%		5.43%		4.95%
NPL %	13.53		12.64		11.27		12.76		12.17
Charge-offs % (qtr. annualized)	3.21		3.34		3.58		5.60		5.86

Allowance / loans %	4.28%		5.04%		5.49%		6.08%		6.89%
Allowance / charge-offs	1.34	x	1.49	x	1.68	x	1.06	x	1.16	x

Credit Card and Other (c)
Period-end loans ($ millions)	$295		$298		$312		$326		$355		(1)%	(17)%

30+ Delinq. % (a)	1.20%		1.34%		1.43%		1.90%		1.32%
NPL %	3.21		5.12		6.18		9.31		15.05
Charge-offs % (qtr. annualized)	5.61		4.43		6.00		4.77		11.57

Allowance / loans %	3.08%		3.36%		4.13%		5.49%		6.42%
Allowance / charge-offs	0.54	x	0.76	x	0.67	x	1.10	x	0.53	x

Restricted Real Estate Loans
Period-end loans ($ millions) (d)	$694		$722		$757		$797		$834		(4)%	(17)%

30+ Delinq. % (a)	2.77%		2.94%		3.44%		3.73%		3.52%
NPL %	0.80		0.75		0.82		0.67		0.23
Charge-offs % (qtr. annualized)	4.76		5.08		5.71		5.75		6.24

Allowance / loans %	4.76%		5.52%		6.26%		6.01%		6.01%
Allowance / charge-offs	0.98	x	1.07	x	1.06	x	1.01	x	0.94	x

* Amount is less than one percent

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(b)	Includes first lien mortgage loans recognized in 2Q11 and 4Q10 through the exercise of cleanup calls for certain proprietary first lien securitization trusts reported in the Corporate segment.

(c)	Select remaining OTC amounts: PE loans: $9.3 million; NPL: 100%; Allowance: $1.9 million; 2Q11 Net Charge-offs: $1.3 million.

(d)	2Q11 includes $649.2 million of consumer real estate loans and $44.9 million of permanent mortgage loans.

ROLLFORWARDS OF NONPERFORMING LOANS AND ORE INVENTORY
Unaudited

(Millions)	2Q11	1Q11	4Q10	3Q10	2Q10

NPL Rollforward (a)
Beginning NPLs	$462	$486	$580	$593	$739
+ Additions	31	46	54	98	96
+ Principal Increase	2	4	3	7	19
- Resolutions and payments	(66)	(47)	(97)	(46)	(161)
- Net Charge-Offs	(15)	(22)	(34)	(37)	(60)
- Transfer to OREO	(5)	(3)	(14)	(35)	(39)
- Upgrade to Accrual	(5)	(2)	(6)	-	(1)

Ending NPLs	$404	$462	$486	$580	$593

(a)	Includes Commercial and One-Time Close Portfolios only.

(Millions)	2Q11	1Q11	4Q10	3Q10	2Q10

ORE Inventory Rollforward (b)
Beginning balance	$94.4	$110.5	$123.4	$109.3	$113.0
Valuation adjustments	(4.6)	(5.0)	(4.2)	(4.6)	(3.4)

Adjusted balance	$89.8	$105.5	$119.2	$104.7	$109.6
+ New OREO	17.0	16.1	29.4	50.6	53.4
+ Capitalized expenses	1.0	0.6	1.0	0.7	0.9
Disposals:
- Single transactions	(24.7)	(27.4)	(39.0)	(31.1)	(52.6)
- Bulk sales	(4.3)	-	(0.1)	(1.5)	(2.0)
- Auctions	-	(0.4)	-	-	-

Ending balance	$78.8	$94.4	$110.5	$123.4	$109.3

(b)	OREO excludes foreclosed assets related to government insured mortgages.

ASSET QUALITY: REGIONAL BANKING Quarterly, Unaudited

						2Q11 Change vs.
	2Q11	1Q11	4Q10	3Q10	2Q10	1Q11	2Q10

Total Regional Banking
Period-end loans ($ millions)	$10,832	$10,486	$11,040	$11,147	$10,902	3%	(1)%

30+ Delinq. % (a)	0.82%	0.84%	0.85%	1.03%	1.17%
NPL %	2.62	3.02	2.96	3.21	2.95
Charge-offs % (qtr. annualized)	0.69	1.03	1.25	1.45	1.41

Allowance / loans %	2.57%	2.96%	3.17%	3.43%	3.78%
Allowance / charge-offs	3.86x	2.91x	2.52x	2.41x	2.75x

Key Portfolio Details
C&I
Period-end loans ($ millions)	$6,604	$6,227	$6,750	$6,745	$6,406	6%	3%

30+ Delinq. % (a)	0.56%	0.48%	0.40%	0.55%	1.11%
NPL %	1.98	2.39	2.36	2.70	2.10
Charge-offs % (qtr. annualized)	0.39	0.66	0.83	1.46	1.27

Allowance / loans %	2.43%	2.77%	2.80%	3.07%	3.57%
Allowance / charge-offs	6.61x	4.27x	3.40x	2.20x	2.95x

Income CRE
Period-end loans ($ millions)	$1,245	$1,278	$1,271	$1,358	$1,434	(3)%	(13)%

30+ Delinq. % (a)	1.17%	1.23%	1.06%	2.00%	1.14%
NPL %	7.76	8.04	7.62	7.30	7.33
Charge-offs % (qtr. annualized)	0.91	1.94	2.28	1.62	1.65

Allowance / loans %	5.88%	6.93%	8.53%	8.76%	8.26%
Allowance / charge-offs	6.39x	3.59x	3.56x	5.20x	5.04x

Residential CRE
Period-end loans ($ millions)	$124	$142	$169	$193	$220	(13)%	(44)%

30+ Delinq. % (a)	6.87%	7.35%	4.98%	1.48%	1.47%
NPL %	35.22	36.09	34.98	37.02	35.49
Charge-offs % (qtr. annualized)	7.64	5.61	9.11	5.46	9.95

Allowance / loans %	12.62%	13.51%	13.15%	13.47%	15.40%
Allowance / charge-offs	1.55x	2.19x	1.29x	2.27x	1.41x

Consumer Real Estate
Period-end loans ($ millions)	$2,571	$2,554	$2,555	$2,553	$2,537	1%	1%

30+ Delinq. % (a)	0.96%	1.07%	1.58%	1.61%	1.28%
NPL %	0.48	0.54	0.46	0.21	0.13
Charge-offs % (qtr. annualized)	0.63	1.05	0.90	0.76	0.54

Allowance / loans %	0.88%	0.91%	0.87%	0.82%	0.83%
Allowance / charge-offs	1.40x	0.88x	0.96x	1.08x	1.54x

Credit Card, Permanent Mortgage, and Other
Period-end loans ($ millions)	$288	$285	$295	$299	$305	1%	(6)%

30+ Delinq. % (a)	1.23%	1.57%	1.65%	1.97%	1.48%
NPL %	0.12	0.12	0.05	0.06	0.09
Charge-offs % (qtr. annualized)	3.52	2.34	4.13	3.40	3.57

Allowance / loans %	2.41%	2.51%	2.67%	3.15%	3.14%
Allowance / charge-offs	0.68x	1.08x	0.64x	0.91x	0.88x

ASSET QUALITY: CORPORATE

Permanent Mortgage
Period-end loans ($ millions) (b)	$175	$151	$168	N/A	N/A	16%	NM

30+ Delinq. % (a)	2.03%	1.98%	2.46%	N/A	N/A
NPL %	0.65	0.76	0.33	N/A	N/A
Charge-offs % (qtr. annualized)	N/A	N/A	N/A	N/A	N/A

Allowance / loans % (c)	N/A	N/A	N/A	N/A	N/A
Allowance / charge-offs	N/A	N/A	N/A	N/A	N/A

NM - Not meaningful

N/A - Not applicable

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(b)	Period-end balance increase for 2Q11 due to exercise of cleanup call for additional proprietary first lien securitization trust.

(c)	The valuation adjustments taken upon exercise of clean-up calls include expected losses.

ASSET QUALITY: NON-STRATEGIC Quarterly, Unaudited

						2Q11 Change vs.
	2Q11	1Q11	4Q10	3Q10	2Q10	1Q11	2Q10

Total Non-Strategic Lending
Period-end loans ($ millions)	$5,055	$5,336	$5,575	$5,913	$6,252	(5)%	(19)%

30+ Delinq. % (a)	2.27%	2.69%	3.05%	3.27%	3.03%
NPL %	5.87	5.98	5.73	6.38	6.69
Charge-offs % (qtr. annualized)	3.70	3.70	4.51	4.67	5.92

Allowance / loans %	4.85%	5.22%	5.65%	5.71%	5.91%
Allowance / charge-offs	1.28x	1.39x	1.20x	1.18x	0.97x

Key Portfolio Details
C&I (b)
Period-end loans ($ millions)	$576	$582	$588	$592	$598	(1)%	(4)%

30+ Delinq. % (a)	—%	0.17%	—%	2.14%	0.08%
NPL %	14.08	11.11	9.33	10.63	11.77
Charge-offs % (qtr. annualized)	NM	0.01	0.30	—	0.15

Allowance / loans %	8.00%	8.31%	8.62%	8.91%	8.09%
Allowance / charge-offs	NM	NM	28.34x	NM	53.49x

Income CRE
Period-end loans ($ millions)	$66	$120	$136	$161	$176	(45)%	(62)%

30+ Delinq. % (a)	—%	—%	2.55%	2.31%	2.66%
NPL %	23.20	31.62	32.84	33.97	29.72
Charge-offs % (qtr. annualized)	2.64	5.44	15.60	4.57	13.20

Allowance / loans %	9.01%	8.29%	11.96%	15.31%	15.01%
Allowance / charge-offs	2.30x	1.42x	0.69x	3.16x	1.02x

Residential CRE
Period-end loans ($ millions)	$59	$79	$95	$131	$177	(25)%	(67)%

30+ Delinq. % (a)	1.49%	0.98%	—%	0.13%	3.74%
NPL %	45.06	53.26	54.60	60.36	55.73
Charge-offs % (qtr. annualized)	9.22	3.81	2.51	4.44	26.57

Allowance / loans %	7.90%	7.28%	8.59%	9.80%	11.07%
Allowance / charge-offs	0.71x	1.67x	2.71x	1.87x	0.32x

Consumer Real Estate
Period-end loans ($ millions)	$2,812	$2,933	$3,062	$3,235	$3,398	(4)%	(17)%

30+ Delinq. % (a)	2.06%	2.30%	2.90%	2.91%	2.87%
NPL %	0.80	0.82	0.68	0.65	0.52
Charge-offs % (qtr. annualized)	3.86	3.74	4.60	4.85	4.27

Allowance / loans %	3.91%	4.08%	4.18%	4.08%	4.17%
Allowance / charge-offs	0.99x	1.08x	0.88x	0.81x	0.96x

Permanent Mortgage
Period-end loans ($ millions)	$818	$864	$894	$944	$993	(5)%	(18)%

30+ Delinq. % (a)	4.46%	6.09%	5.66%	5.50%	4.98%
NPL %	16.64	15.04	13.62	13.08	12.46
Charge-offs % (qtr. annualized)	3.88	4.05	3.82	5.79	6.01

Allowance / loans %	5.24%	5.99%	6.62%	6.21%	7.01%
Allowance / charge-offs	1.33x	1.48x	1.67x	1.04x	1.15x

Other Consumer (c)
Period-end loans ($ millions)	$30	$36	$41	$52	$76	(17)%	(61)%

30+ Delinq. % (a)	2.07%	1.92%	2.19%	2.02%	1.50%
NPL %	31.24	42.03	46.75	58.04	70.47
Charge-offs % (qtr. annualized)	19.98	18.01	15.00	8.81	33.57

Allowance / loans %	9.27%	9.53%	13.13%	16.92%	18.24%
Allowance / charge-offs	0.41x	0.53x	0.79x	1.58x	0.43x

Restricted Real Estate Loans
Period-end loans ($ millions) (d)	$694	$722	$757	$797	$834	(4)%	(17)%

30+ Delinq. % (a)	2.77%	2.94%	3.44%	3.73%	3.52%
NPL %	0.80	0.75	0.82	0.67	0.23
Charge-offs % (qtr. annualized)	4.76	5.08	5.71	5.75	6.24

Allowance / loans %	4.76%	5.52%	6.26%	6.01%	6.01%
Allowance / charge-offs	0.98x	1.07x	1.06x	1.01x	0.94x

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(b)	Includes trust preferred loan portfolio and other exited businesses.

(c)	Select remaining OTC amounts: PE loans: $9.3 million; NPL: 100%; Allowance: $1.9 million; 2Q11 Net charge-offs: $1.3 million.

(d)	2Q11 includes $649.2 million of consumer real estate loans and $44.9 million of permanent mortgage loans.

ASSET QUALITY: PORTFOLIO METRICS Unaudited

C&I Portfolio: $7.2 Billion (44.7% of Total Loans)

% OS

General Corporate, Commercial, and Business Banking Loans	82.3%
Mortgage Warehouse Line Balances	8.1%
Trust Preferred Loans	6.5%
Bank Holding Company Lending	3.1%

Income CRE Portfolio: $1.3 Billion (8.2% of Total Loans)

Top 10 States as of June 30, 2011	% NPL	% OS

Tennessee	6.1%	54.1%
North Carolina	13.8%	7.8%
Georgia	1.6%	7.1%
Florida	29.6%	5.3%
Mississippi	11.9%	4.3%
Texas	25.0%	4.1%
South Carolina	2.2%	3.9%
West Virginia	-%	2.3%
Indiana	-%	2.1%
Kentucky	-%	1.3%

Consumer Real Estate (primarily Home Equity) Portfolio: $6.0 Billion (37.6% of Total Loans) (a)

Origination LTV and FICO for Portfolio as of June 30, 2011	Loan-to-Value
(excludes whole loan insurance)	<=80%	80% - 90%	>90%

FICO score greater than or equal to 740	31.9%	15.2%	6.2%
FICO score 720-739	6.6%	4.4%	2.0%
FICO score 700-719	6.6%	4.0%	2.1%
FICO score 660-699	7.4%	3.9%	3.1%
FICO score 620-659	2.3%	1.2%	1.2%
FICO score less than 620	0.8%	0.3%	0.7%

Consumer Real Estate Portfolio Detail:

		Origination Characteristics						NCO’s %
Vintage	Balance %	CLTV	FICO		% Broker (b)	% TN	% 1st lien	QTD

pre-2003	5%	76%	717		15%	47%	34%	0.65%
2003	8%	75%	729		16%	33%	40%	0.87%
2004	12%	79%	726		28%	22%	27%	1.80%
2005	18%	80%	731		19%	18%	16%	5.35%
2006	15%	77%	735		6%	24%	18%	3.64%
2007	18%	79%	740		14%	27%	19%	3.43%
2008	8%	75%	749		8%	73%	52%	2.54%
2009	5%	72%	754		-%	87%	59%	0.65%
2010	7%	79%	752		-%	92%	73%	-%
2011	4%	81%	756		-%	92%	81%	-%
Total	100%	78%	737	(c)	13%	39%	33%	2.70%

(a)	Consumer Real Estate portfolio includes $649.2 million of restricted real estate loans.

(b)	Correspondent and Wholesale.

(c)	737 average portfolio origination FICO; 728 weighted average portfolio FICO (refreshed).

Permanent Mortgage Portfolio: $1.1 Billion (6.6% of Total Loans) (a) (b) (c)

Top 10 States as of June 30, 2011	Del. %	% OS

California	16.7%	23.0%
Texas	17.8%	9.5%
Washington	16.9%	7.5%
Virginia	6.4%	5.5%
Arizona	35.7%	4.6%
Oregon	31.7%	4.0%
Maryland	10.2%	4.0%
Florida	45.1%	3.9%
Utah	28.2%	3.6%
North Carolina	13.6%	3.1%

(a)	Permanent Mortgage portfolio includes $44.9 million of restricted real estate loans.

(b)	Documentation type: 63% full doc; 31% stated; 6% other.

(c)	Product type: 67% jumbo; 18% Alt A; 15% other.

GLOSSARY OF TERMS

Adjusted Tangible Equity/RWA: Shareholders’ equity excluding intangible assets and unrealized gains/losses on available for sale securities and cash flow hedges divided by risk weighted assets.
Core Business Segments: Management treats regional banking, capital markets, and corporate as FHN’s core businesses. Non-strategic has significant legacy assets and operations that are being wound down.
Individually Impaired Loans: Commercial loans over $1 million that are not expected to pay all contractually due principal and interest and consumer loans that have experienced a troubled debt restructuring and are individually evaluated for impairment. The estimated loss on these loans is determined using a discounted cash flow (“DCF”) methodology or the estimated fair value of the underlying collateral less costs to sell, if the loan is considered collateral dependent. In accordance with accounting requirements, DCF loans are discounted using the applicable note rate, and typically reserves are maintained for DCF loans. Collateral dependent loans are generally charged off to the estimate of collateral value less cost to sell leaving no associated reserve.
Lower of Cost or Market (LOCOM): A method of accounting for certain assets by recording them at the lower of their historical cost or their current market value.
Reg E Opt-In: The 2010 requirement by Federal Reserve Board Regulation E that consumer customers of banks must elect, or opt-in, to continue to be eligible for fee-based overdraft protection services regarding debit card and ATM transactions. Consumer customers who do not opt-in cannot be charged fees for such services and will not receive such services.
Restricted Balances: Assets of a consolidated variable interest entity that can be used only to settle obligations of the consolidated variable interest entity and liabilities of a consolidated variable interest entity for which creditors (or beneficial interest holders) do not have recourse to the general credit of the primary beneficiary.
Troubled Debt Restructuring (TDR): A restructuring of debt whereby a creditor for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that it would not otherwise consider. Such concession is granted in an attempt to protect as much of the creditor’s investment as possible by increasing the probability of repayment.

Asset Quality - Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period end loans.
NPA %: Ratio is nonperforming assets related to the loan portfolio to total period end loans plus foreclosed real estate and other assets.
Net charge-offs %: Ratio is annualized net charge-offs to total average loans.
Allowance / loans: Ratio is allowance for loan losses to total period end loans.
Allowance to loans excluding insured loans: Ratio is allowance for loan losses to total period end loans excluding insured loans.
Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.
Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.
Allowance / charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.

NON-GAAP TO GAAP RECONCILIATION Quarterly, Unaudited

(Thousands)	2Q11	1Q11	4Q10	3Q10	2Q10

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$2,703,952	$2,640,057	$2,678,005	$3,306,888	$3,287,233
Less: Preferred stock capital surplus - CPP	-	-	-	810,974	$806,856
Less: Noncontrolling interest (a)	295,165	295,165	295,165	295,165	$295,165

(B) Total common equity	$2,408,787	$2,344,892	$2,382,840	$2,200,749	$2,185,212
Less: Intangible assets (GAAP) (b)	164,067	183,625	195,061	196,443	$197,825

(C) Tangible common equity (Non-GAAP)	$2,244,720	$2,161,267	$2,187,779	$2,004,306	$1,987,387
Less: Unrealized gains on AFS securities, net of tax	58,068	39,338	45,366	61,836	$68,189

(D) Adjusted tangible common equity (Non-GAAP) (c)	$2,186,652	$2,121,929	$2,142,413	$1,942,470	$1,919,198

Tangible Assets (Non-GAAP)
(E) Total assets (GAAP)	$25,039,936	$24,438,344	$24,698,952	$25,384,181	$26,254,226
Less: Intangible assets (GAAP) (b)	$164,067	$183,625	$195,061	$196,443	$197,825

(F) Tangible assets (Non-GAAP)	$24,875,869	$24,254,719	$24,503,891	$25,187,738	$26,056,401

Period-end Shares Outstanding
(G) Period-end shares outstanding	263,699	263,335	263,366	237,061	236,840

Tier 1 Common (Non-GAAP)
(H) Tier 1 capital (d) (e)	$2,853,306	$2,790,335	$2,812,471	$3,526,115	$3,499,759
Less: Preferred stock capital surplus - CPP	-	-	-	810,974	$806,856
Less: Noncontrolling interest - FTBNA preferred stock (a) (f)	294,816	294,816	294,816	294,816	$294,816
Less: Trust preferred (g)	200,000	200,000	200,000	300,000	$300,000

(I) Tier 1 common (Non-GAAP)	$2,358,490	$2,295,519	$2,317,655	$2,120,325	$2,098,087

Risk Weighted Assets
(J) Risk weighted assets (d) (e)	$19,632,480	$19,569,006	$20,102,775	$20,332,364	$20,837,537

Ratios
(C)/(F) Tangible common equity to tangible assets (TCE/TA) (Non-GAAP)	9.02%	8.91%	8.93%	7.96%	7.63%
(A)/(E) Total equity to total assets (GAAP)	10.80%	10.80%	10.84%	13.03%	12.52%
(C)/(G) Tangible book value per common share (Non-GAAP)	$8.51	$8.21	$8.31	$8.45	$8.39
(B)/(G) Book value per common share (GAAP)	$9.13	$8.90	$9.05	$9.28	$9.23
(I)/(J) Tier 1 common ratio (Non-GAAP) (d)	12.01%	11.73%	11.53%	10.43%	10.07%
(H)/(E) Tier 1 capital to total assets (GAAP) (d)	11.40%	11.42%	11.39%	13.89%	13.33%
(D)/(J) Adjusted tangible common equity to risk weighted assets (TCE/RWA) (Non-GAAP) (c) (d)	11.14%	10.84%	10.66%	9.55%	9.21%

Net interest income adjusted for impact of FTE (Non-GAAP)
Regional Banking
Net interest income (GAAP)	$137,080	$135,502	$145,280	$143,042	$138,179
Fully taxable equivalent (“FTE”) adjustment	1,353	1,243	924	666	427

Net interest income adjusted for impact of FTE (Non-GAAP)	$138,433	$136,745	$146,204	$143,708	$138,606

Capital Markets
Net interest income (GAAP)	$5,564	$5,576	$5,877	$8,584	$4,824
Fully taxable equivalent (“FTE”) adjustment	76	72	71	66	66

Net interest income adjusted for impact of FTE (Non-GAAP)	$5,640	$5,648	$5,948	$8,650	$4,890

Corporate
Net interest income (GAAP)	$445	$(270)	$(2,064)	$(2,845)	$1,113
Fully taxable equivalent (“FTE”) adjustment	68	71	53	59	35

Net interest income adjusted for impact of FTE (Non-GAAP)	$513	(199)	(2,011)	(2,786)	$1,148

Non-Strategic
Net interest income (GAAP)	$29,771	$31,947	$33,143	$37,362	$37,948
Fully taxable equivalent (“FTE”) adjustment	-	-	-	-	-

Net interest income adjusted for impact of FTE (Non-GAAP)	$29,771	$31,947	$33,143	$37,362	$37,948

Total Consolidated
Net interest income (GAAP)	$172,860	$172,755	$182,236	$186,143	$182,064
Fully taxable equivalent (“FTE”) adjustment	1,497	1,386	1,048	791	528

Net interest income adjusted for impact of FTE (Non-GAAP)	$174,357	$174,141	$183,284	$186,934	$182,592

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Included in total equity on the consolidated balance sheet.

(b)	Includes goodwill and other intangible assets, net of amortization.

(c)	See Glossary of Terms for definition of ratio.

(d)	Current quarter is an estimate.

(e)	Defined by and calculated in conformity with bank regulations.

(f)	Represents FTBNA preferred stock included in noncontrolling interest.

(g)	Included in term borrowings on the consolidated balance sheet.

1 First Horizon National Corporation Second Quarter 2011 Earnings July 15, 2011

2 Portions of this presentation use non-GAAP financial information. Each of those portions is so noted, and a reconciliation of that non-GAAP information to comparable GAAP information is provided in a footnote or in the appendix at the end of this presentation. This presentation contains forward-looking statements, which may include guidance, involving significant risks and uncertainties which will be identified by words such as "believe","expect","anticipate","intend","estimate", "should","is likely","will","going forward" and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward-looking information. These factors are outlined in our recent earnings and other press releases and in more detail in the most current 10-Q and 10-K. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.

3 Optimize business mix for profitability and returns Replace runoff, low margin, Non-Strategic assets with higher margin, Regional Banking assets Focused on improving profitability in all lines of business Capital Markets continues to be strong contributor Improve productivity and efficiency Replace revenue impacted by regulation Reduce wind-down and environmental expenses Business process optimization, organization and infrastructure simplification Manage excess capital smartly Maintain appropriate levels for future banking environment Disciplined approach to deploying capital Successful Execution: FHN Strategic Priorities Building a Foundation for Long-Term Earnings Power

4 Successful Execution: Controlling What We Can Control Driving Value From Balance Sheet Strong Capital Position Optimize Business Mix For Profitability and Returns Manage Capital1 All data is 2Q11 compared to 1Q11 unless otherwise noted. 1Tier 1, Tier 1 Common, TCE+Reserves/Risk Weighted Assets: current quarter is estimate; Tier 1 Common, TCE, & TA, TCE+Reserves/Risk Weighted Assets are non-GAAP numbers, and a reconciliation is provided in the appendix. Tier 1 ratio at 14.5% Tier 1 Common at 12.0% TCE + Reserves at 14.1% TCE/TA at 9.0% Period end Regional Bank loans up 3% New Commercial loan spreads up 19bps year over year, flat linked quarter New Commercial loans funded up 67% year over year Period end Non-Strategic loans declined 5% Focus on Expense Control Improve Productivity and Efficiency Consolidated expenses down $6mm or 2% to $309mm; Includes $16.6mm of restructuring, repositioning & efficiency charges Mortgage repurchase provision expense decreased 34% Realigned market organizational structure Simplified lines of businesses Executing $110mm of cost saves in core businesses

5 Financial Results

6 Consolidated Financial Results Net income available to common shareholders of $43mm, diluted EPS of $0.16 Net income from continuing operations of $42mm Core Businesses1 pre-tax income of $63mm; Consolidated pre-tax income of $52mm Provision at $1mm Provision flat to 1Q11 Net charge-offs of $66mm, down 14% linked quarter and down 50% from 2Q10 $65mm reserve decrease, declined for the eighth consecutive quarter Total revenues at $362mm, down 2% from 1Q11 Consolidated NII stable; Core Business1 NII up Period end loans up 1%, average core deposits up 4% since 1Q11 Regional Banking revenues up 2% linked quarter Capital Markets revenues down 13% from 1Q11 Net hedging results at $15.4mm, up from $12.5mm in 1Q11 Consolidated expenses at $309mm in 2Q11, down 2% linked quarter and 8% year over year Regional Banking expenses declined 3% since 1Q11 Non-Strategic expenses decreased 15% since 1Q11 $25mm of mortgage repurchase expense vs. $37mm in 1Q11 $16.6mm of restructuring, repositioning and efficiency charges in the Corporate segment in 2Q11 vs. $3.1mm in 1Q11 1Core businesses include Regional Banking, Capital Markets, and Corporate segment. Numbers may not add to total due to rounding.

Second Quarter 2011 Segment Highlights

	Pre-Tax Earnings ($mm) 2Q10	1Q11	2Q11	2Q11 Revenue / 2Q11 Expense	Linked Quarter Change $mm / Percent	2Q11 Drivers / Impacts
Regional Banking	$31	$64	$73	$206	$3 / 2%	• NII up 1% due to shorter day count in 1Q11 and increased loan fees in 2Q11. Fee income up 2% linked quarter from seasonally lower NSF fees in 1Q11
				$(147)	$(4) / (3)%	• Provision credit in 2Q11 of $13.7mm vs. provision credit of $12.4mm in 1Q11
Capital Markets	$28	$22	$17	$83	$(12) / (13)%	• Average fixed income daily revenue of $1.1mm in 2Q11 vs. $1.3mm in 1Q11
				$(67)	$(7) / (9)%	• Expenses declined from lower variable compensation
Corporate	$(6)	$(8)	$(27)	$9	$(3) / (25)%	• 2Q11 included $3.4mm interest related to tax refund; 1Q11 included $5.8mm gain related to TRUPs redemption
				$(36)	$16 / 76%	• 2Q11 included $16.6mm in restructuring charges vs $3.1mm in 1Q11. 1Q11 also included $3.3mm benefit related to Visa litigation
Core Business (subtotal)	**$53**	**$78**	**$63**	$299	$(12) / (4)%	
				$(250)	$5 / 2%	
Non-Strategic	$(34)	$(24)	$(11)	$63	$4 / 6%	• Net hedging results of $15.4mm in 2Q11 vs. $12.5mm 1Q11
				$(59)	$(11) / (15)%	• Repurchase provision of $25mm in 2Q11 vs. $37mm in 1Q11
Total	**$19**	**$54**	**$52**	$362	$(9) / (2)%	
				$(309)	$(6) / (2)%	

FIRST HORIZON NATIONAL CORPORATION

Numbers may not add to total due to rounding.
Pre-tax earnings, Revenue, and Expense are in millions.
Revenue includes securities gain / losses.

7

8 Successful Execution: Balance Sheet and NIM Period end total assets at $25.0B in 2Q11 Period end Regional Banking loans increased $345mm or 3% from 1Q11, including $199mm growth in loans to mortgage companies Period end Non-Strategic loans decreased $281mm or 5% from 1Q11 Consolidated average core deposits rose 2% linked quarter, 1% year over year Consolidated NIM down 2bps linked quarter to 3.20% Core businesses NIM1 at 3.57%, down 1bp linked quarter Numbers/percentages may not add due to rounding 1Core businesses NIM is a non-GAAP number relating to the three core business segments: Regional Banking, Capital Markets, and Corporate. Net interest margin is computed using total net interest income adjusted for FTE. Refer to the non-GAAP to GAAP reconciliations in the appendix. Adverse Impact from Commercial Non-Accruals 15bps Net Interest Margin by Segment1

Current loan composition in Regional Bank reflects desirable mix for consolidated balance sheet Trends in loan pipeline shifting towards more attractive mix with an emphasis on C&I loans (Corporate and Asset Based Lending; industries in pipeline include medical, manufacturing and government); opportunities in CRE Regional Bank Commercial Loan Pipeline Regional Bank Commercial Loans Funded 67% $1.6B $1.0B 77% 2Q11 Regional Bank Loan Balances Regional Bank New Commercial Loan Spreads 380bps Significant focus to enhance profitability of balance sheet Competitive conditions and market still challenging but improving Pricing credit for attractive returns on capital C&I CRE Successful Execution: Driving More Value from the Balance Sheet 9 Other 4%

10 Successful Execution: Improving Productivity and Efficiency $110mm Identified in Cost Savings Goal of 60%-65% Efficiency Ratio Core Business Expenses1 Non-Strategic Expenses $600mm $100mm Capital Markets Regional Bank Corporate $110mm identified in cost savings, in addition to expected continued reduction in Non-Strategic expenses $50mm annualized impact in 2Q11 run rate Additional $60mm of actions in execution, targeted to be largely completed by the end of 2011 FTE decline of 4% linked quarter, 11% YOY Near-term offsets from technology investments and elevated environmental costs Targeting 20-25% reduction from the level of 2010 consolidated expenses by the end of 2013 $504 $476 1Charges for restructuring, repositioning, and efficiency initiatives of $0.6mm in 1H10 and $19.7mm in 1H11 excluded from the core business totals. 24% 6%

Mortgage Repurchase-Related Expenses Decline for Fourth Consecutive Quarter

- Pipeline of investor requests at $451mm for 2Q11[2]
  - $271mm of GSE-related claims
  - $121mm of mortgage insurer-related claims
  - $9mm of private whole loan-related claims
  - $50mm of other non-repurchase requests
- Currently, no repurchase requests from private securitizations, no additional lawsuits other than those reported in October 2010
- Resolutions up 10% linked quarter, up 37% vs 4Q10
- New requests down 18% linked quarter, down 28% vs 4Q10
- Rescission rates have improved but still within 45-55% range; severity stable at 50-60%
- Sold mortgage origination platform in August 2008

Mortgage Repurchase Reserve

($ in mm)	2Q10	3Q10	4Q10	1Q11	2Q11
Beginning Balance	$126	$162	$175	$183	$183
Net Realized Loss	($20)	($36)	($36)	($37)	($39)
Provision	$56	$49	$44	$37	$25
Ending Balance	$162	$175	$183	$183	$169

New GSE Repurchase Requests by Vintage[1]



$150mm
$100
$50
$0
2Q10
3Q10
4Q10
1Q11
2Q11
2006 & Prior
2007
2008

Total Pipeline of Repurchase Requests[2]



$600mm
$500
$400
$300
$200
$100
$0
2Q10
3Q10
4Q10
1Q11
2Q11
New Requests
Resolved
Pipeline

Total Pipeline by Vintage[1]



$600mm
$500
$400
$300
$200
$100
$0
2Q10
3Q10
4Q10
1Q11
2Q11
2006 & Prior
2007
2008

First Horizon National Corporation

Numbers may not add due to rounding. [1]Requests reflect pipeline as of each respective quarter end.
[2]As of 6/30/11. Based on UPB. The pipeline represents active investor claims and mortgage insurance (MI) cancellations under review, both of which could occur on the same loan. Excludes MI cancellation notices that have been reviewed and coverage has been lost. For purposes of estimating loss, MI cancellation notices where coverage has been lost are contemplated.

11

12 Private Securitizations Numbers may not add to total due to rounding. Data as of 5/30/11. June Remits. Data source: First American Core Logic Loan Performance Database/Company Analysis. FHN has not verified the accuracy of this data. 1Origination data represents total originations of active deals. 2Defined as the Countrywide private securitizations from 2004-2007. 3Paid off refers to balances no longer outstanding. Total 2004-2007 Original UPB1 $418B $33B FHN originated $33B of private securitizations, consisting of 60% Alt-A, 40% Jumbo, and no subprime from 2004-2007 FHN has received no repurchase requests from these securitizations FHN securitizations have generally performed favorably overall to industry cohort benchmarks Reps and warranties are generally more limited than for GSEs Origination Type of Total 2004-2007 Original UPB1

13 $150mm Successful Execution: Asset Quality Trends Continue to Improve Reserves and Net Charge-Offs Reserves vs. Peers2 Data as of 6/30/11, unless otherwise noted. 2Source: SNL. Peer Median includes top 50 publicly traded U.S. banks by total asset size as of 1Q11. Numbers may not add due to rounding. Net charge-offs down 14% from 1Q11, down 50% since 2Q10 2Q11 net charge-offs declined $11mm from 1Q11 to $66mm or 1.67% (annualized) of average loans Regional Bank net charge-offs down $9mm or 32% linked quarter, down $19mm or 52% year over year Non-Strategic net charge-offs declined $2mm or 4% linked quarter, down $47mm or 50% year over year Reserves for loan losses decreased $65mm linked quarter to $524mm or 3.26% of period end loans Reserve decrease due to improving credit trends, lower loan balances from run-off, paydowns, charge-offs $133 $111 $100 $77 $66

14 Successful Execution: Non-Performing Assets Continue to Decline NPAs down $71mm or 9% linked quarter, down $504mm or 40% from the peak in 1Q09 Improvement driven by lower inflow and higher resolutions Lower NPL inflows in 2Q11 reflect continued portfolio stability NPL levels down 8% from 1Q11, down 15% since 2Q10 ORE balances declined from continued disposition activity ORE Activity2 NPLs Activity1 Numbers may not add due to rounding. 1Includes Commercial and One-Time Close Portfolios only. 2ORE excludes foreclosed real estate from government insured loans. Non-Performing Assets ORE Activity2 (1)% (14)% (9)% (2)% (2)% (1)% (14)% $1.4B 2% (9)%

15 Building Long-Term Earnings Power: FHNC Bonefish - Long-Term Targets 2Q11 Consolidated 2Q11 Core1 Long-Term Targets ROA 0.74% 1.06% 1.25 - 1.45% NIM 3.20% 3.57% 3.50 - 4.00% NCO / Average Loans2 1.67% 0.68% 0.30 - 0.70% Fee Income as % of Revenue 52% 52% 40 - 50% Efficiency Ratio 85% 84% 60 - 65% 1Core businesses include Regional Banking, Capital Markets, and Corporate segment. Certain core data is non-GAAP and a reconciliation is provided in the appendix. 2ROA and NCO / Average Loans are annualized.

16 Optimize business mix for profitability and returns Replace runoff, low margin, Non-Strategic assets with higher margin, Regional Banking assets Focused on improving profitability in all lines of business Capital Markets continues to be strong contributor Improve productivity and efficiency Replace revenue impacted by regulation Reduce wind-down and environmental expenses Business process optimization, organization and infrastructure simplification Manage excess capital smartly Maintain appropriate levels for future banking environment Disciplined approach to deploying capital Successful Execution: FHN Strategic Priorities Building a Foundation for Long-Term Earnings Power

17 Appendix

18 Liquidity and Capital Remain Strong Average core deposits in the Regional Bank up 2% linked quarter and 3% since 2Q10 to $12.9B Numbers may not add to total due to rounding. 1Source: SNL. Peer median includes top 50 publicly traded U.S. banks by total asset size at 1Q11. TCE/RWA is not adjusted for unrealized gains on AFS securities and is a non-GAAP number, and a reconciliation is provided at the end of the appendix. Tier 1 Common and TCE/TA are non-GAAP numbers, and a reconciliation is provided at the end of the appendix. 2Excluding Securities Sold Repos, Trading Liabilities, and sub-debt and other collateralized borrowings of $3.2B. 2Q11 Capital & Liquidity Actions Tier 1 Common Ratio1 Wholesale Funding2 - P/E Balances ($B) Capital Ratios1

19 Centralizing and streamlining consumer and business loan origination support Reducing span of control in support functions to align with benchmarks Consolidating back office functions Automating manual processes with upgraded technology Consolidating IT applications and systems Investing more than $100mm in technology from 2009 to year end 2011 Reducing telecommunications costs Optimizing marketing spend Renegotiating vendor contracts Managing demand Successful Execution: Improving Productivity and Efficiency Streamlining Regional Bank structure Optimizing commercial/business staffing coverage Closing lower value financial centers Aligning branch staffing with customer demand Centralizing mortgage origination Divesting low margin businesses Procurement Spend Reduction Business Model Optimization Business Process Simplification Technology Infrastructure Rationalization

20 Credit Quality Summary by Portfolio As of 6/30/11; numbers may not add to total due to rounding.

21 Income CRE Portfolio Construction 10% Land 10% Mini-Perm/ Construction 80% Other 10% Land 10% Industrial 14% Hospitality 11% Retail 21% Multi-Family 18% Office 16% Performance Collateral Type1 Loan Type1 Numbers may not add to total due to rounding. 1As of 6/30/11; NPLs as a percentage of each portfolio. 2"Other" includes Non-Owner Occupied Single Family Residential and Multi-Use Projects. Balances of $1.3B at 6/30/11 95% managed in Regional Banking with relationship- oriented customers Proactively managing problem projects and maturities to regulatory standards Do not capitalize interest and do not fund interest on distressed properties Net charge-offs down 56% or $4.4mm linked quarter to $3.5mm Reserves of 6.0% at 6/30/11 Likely to remain at stressed performance levels in 2011 with some moderation

22 C&I Portfolio All Other C&I 80% TRUPs 6% Consolidated C&I Portfolio C&I Loan Composition Bank Related Loans 3% Other Correspondent Banking 11% NPLs/Total Loans of 1.53% without TRUPs and Bank Related loans $7.2B portfolio, diversified by industry, managed in Regional Bank Includes loans to mortgage warehouse companies (correspondent banking) of $384mm in 1Q11 vs. $583mm in 2Q11 Net charge-offs down $4mm linked quarter C&I consolidated reserves of 2.87% at 6/30/11 Numbers/percentages may not add due to rounding.

23 C&I Portfolio: TRUPS & Bank-Related Loans 2Q11 TRUPs & Bank-Related Loans C&I w/o TRUPs & Bank-Related Loans Total C&I Portfolio PE Balances ($mm) $686 $6,494 $7,180 Reserves ($mm) $1151 $127 $206 Reserve Coverage 16.77%1 1.95% 2.87% NPL % 16.47% 1.53% 2.96% NCO %2 1.42% 0.23% 0.35% TRUPS and Bank-Related Loan Coverage 1Reserve coverage includes $35.6mm of LOCOM on TRUPs. 2NCO% is QTD Annualized. Numbers may not add to total due to rounding. $686mm balances in TRUPS and bank-related loans $301mm whole-loan TRUPs to banks $164mm whole-loan TRUPs to insurance companies $135mm loans to bank holding companies $86mm other loans secured by bank stock Average TRUP size of $9mm Significant focus is directed at this portfolio TRUPs and bank holding company loans are re-graded quarterly Ten TRUPs on deferral at 6/30/11

24 Home Equity: Performance and Characteristics Portfolio Characteristics Geographic Distribution 30+ Delinquency: Key Drivers Core Banking Customers TN 39% Other 41% CA 14% FL 3% 3% GA Numbers/Percentages may not add due to rounding. All charts and graphs include $649.2mm of restricted consumer real estate loans. 52% % of portfolio 13% 13% 15% 8% 87% 13% % of portfolio 33% 67% % of portfolio FICO Score-Origination Channel Lien Position

25 Consumer Real Estate Portfolio 30+ Delinquency: Non-Strategic vs. Regional Net Charge-Offs Vintage Mix Non-Strategic Portfolio Run-Off2 1Source: McDash industry data as of May 2011. 2Channeling changed beginning March 2010 to be consistent with Accounting Segments. All charts and graphs include $649.2mm of restricted real estate loans. $6B Industry1 = 6.76% $60mm $53 $43 $40 $51 $57

Mortgage Repurchases: Origination and Loan Characteristics

GSEs

- ~$70B of originations from 2005 to 2008
- Received ~$1.1B[1] of GSE-related repurchase requests to date, or 1.6% of originations
- Represent 97% of all active repurchase/make whole requests in pipeline at 6/30/11[2]

Private Securitizations/Whole Loan Sales/Non-GSE

Private Securitizations[3]

- ~$47B of originations from 2000 to 2007
- 9 securitizations of jumbo loans called in 2Q11 and 4Q10[4]
- 112 active securitizations, reflected in current UPB
  - 54 first lien Jumbo securitizations
  - 58 first lien Alt-A securitizations
- Currently, no repurchase requests related to private securitizations; along with other originators, we are named in three lawsuits by securities purchasers
- Outstanding UPB of ~$13B
  - 59% Alt-A
  - 41% Jumbo Loans

Whole Loan Sales/ Non-GSE

- Represent 3% of all active repurchase/make whole requests in 2Q11 pipeline

GSE Originations



$25B
20
15
10
5
0
2005
2006
2007
2008
FNMA ("Fannie")
FHLMC ("Freddie")
GNMA("Ginnie")

Jumbo and Alt-A[5]



$5B
4
3
2
1
0
2004
2005
2006
2007
$10B
8
6
4
2
0
Jumbo Original Balance (~$13B)
Jumbo Remaining Balance (~$5B)
Alt-A Original Balance (~$20B)
Alt-A Remaining Balance (~$8B)

First Horizon National Corporation

[1] Requests include MI cancellation notices. [2] GSEs account for 97 percent of all actual repurchase/make-whole requests in the pipeline as of 6/30/11 and 83 percent of the active pipeline inclusive of PMI cancellation notices and all other claims. [3] Supplemental private securitization data provided on FHN's website at ir.fhnc.com. [4] Aggregate original UPB of $3.8B. Upon recognition by FHN called loans are no longer subject to repurchase risk. [5] Data source: First American Core Logic Loan Performance Database/Company Analysis. FHN has not verified the accuracy of this data. Jumbo original balances exclude inactive deals.

26

27 Private Label Repurchase Risk Different than GSE Risk Resolution Representation General reps and warranties are not as comprehensive as GSE reps and warranties No specific representation and warranty on fraud in the origination Access Voting Rights Difficult for most investors to access loan files Significant up front cost with unknown returns; must indemnify trustee Generally requires a coordinated investor effort (25% of the "voting rights") to compel trustees to investigate and pursue repurchase claims Investor interests are not necessarily aligned Longer resolution process Longer timeline may decrease probability of successful claims

28 Private Securitizations: Delinquencies and Cumulative Losses Jumbo 60+ Day Delinquencies Alt-A Cumulative Losses Alt-A 60+ Day Delinquencies Jumbo Cumulative Losses FHN Industry1 6% 13% 8% 12% Vintage Remaining Balance / Total 2004-2007 Current Jumbo and Alt-A Balance 6% 28% 19% 8% 11% 12% 8% 9% Vintage Original Balance / Total 2004-2007 Original Jumbo and Alt-A Balance 8% 27% 18% 7% Data as of 5/30/11. June Remits. Data source: First American Core Logic Loan Performance Database/Company Analysis. FHN has not verified the accuracy of this data. Cohort (Industry) = Loans of similar type/vintage relevant reference group. Numbers may not add to total due to rounding. Supplemental private securitization data provided on FHN's website at ir.fhnc.com.

29 Reconciliation to GAAP Financials Slides in this presentation use non-GAAP information of net interest income adjusted for impact of FTE. That information is not presented according to generally accepted accounting principles (GAAP), and is reconciled to GAAP information below.

30 Reconciliation to GAAP Financials Slides in this presentation use non-GAAP information of tangible assets, tangible common equity, tier 1 common capital, and various ratios using one or more of those measures. That information is not presented according to generally accepted accounting principles (GAAP), and is reconciled to GAAP information below. 1Includes goodwill and other intangible assets, net of amortization. 2Current quarter is an estimate. Numbers may not add to total due to rounding.

31 Reconciliation to GAAP Financials Slides in this presentation use non-GAAP information of net interest income, assets, net interest margin, net charge- offs, fee income, revenue, expense and various ratios using one or more of those measures. That information is not presented according to generally accepted accounting principles (GAAP), and is reconciled to GAAP information below. Numbers may not add to total due to rounding. 1ROA and Net Charge-offs / Average loans are annualized.